ITEM PROCESSING AGREEMENT


                                 by and between


                       FIDELITY INFORMATION SERVICES, INC.


                                       and


                               AMERICAN RIVER BANK

                                 April 22, 2005






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                                TABLE OF CONTENTS



1.   SERVICES..................................................................5

   1.1    DESCRIPTION OF SERVICES..............................................5
   1.2    METHOD OF DELIVERY...................................................5
   1.3    APPLICABLE TERMS.....................................................5
   1.4    TIME ZONE............................................................5

2.   DATA......................................................................5

   2.1    FORM.................................................................5
   2.2    DATA DELIVERY........................................................5

3.   PROCESSING................................................................5


4.   CONVERSION AND COMMENCEMENT...............................................6


5.   FEES AND EXPENSES.........................................................6

   5.1    FEES TO FIDELITY.....................................................6
   5.2    DISPUTED CHARGES.....................................................6
   5.3    ADJUSTMENT OF FEES...................................................6
   5.4    PAYMENT OF ONE-TIME FEES.............................................7
   5.5    PAYMENT OF RECURRING FEES............................................7
   5.6    TRAVEL AND EXPENSES..................................................7
   5.7    MERGERS AND ACQUISITIONS.............................................7

6.   TAXES.....................................................................7


7.   REPROCESSING..............................................................7


8.   RISK OF LOSS DURING TRANSIT OR TRANSMISSION...............................7

   8.1    ELECTRONIC TRANSMISSION..............................................7
   8.2    MESSENGER............................................................7
   8.3    EDT..................................................................7
   8.4    TRANSMISSION.........................................................8
   8.5    LIMITATION...........................................................8

9.   PRINTING..................................................................8


10.     CLIENT REVIEW..........................................................8


11.     TERM, TERMINATION AND RENEWAL..........................................8

   11.1   TERM.................................................................8
   11.2   RIGHT TO TERMINATE...................................................8
   11.3   METHOD OF TERMINATION................................................8
   11.4   NO WAIVER OF DEFAULT.................................................9
   11.5   EXTENDED SERVICES....................................................9
   11.6   TERMINATION FOR CONVENIENCE..........................................9
   11.9   DATE FEES ARE PAYABLE................................................9

12.     RETENTION OF DATA......................................................9

13.     FORCE MAJEURE AND LIMITATION OF LIABILITY..............................9


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   13.1   FORCE MAJEURE........................................................9
   13.2   LIMITATION OF LIABILITY.............................................10
   13.3   TIME OF PERFORMANCE AND INCREASED COSTS.............................10

14.     WARRANTIES............................................................10

   14.1   LICENSES AND PERMITS................................................11
   14.2   COMPLIANCE WITH LAWS................................................11
   14.3   NO INTERFERENCE WITH CONTRACTUAL RELATIONSHIP.......................11
   14.4   COVENANT OF GOOD FAITH..............................................11
   14.5   AUTHORIZATION AND EFFECT............................................11
   14.6   CLIENT SOFTWARE.....................................................11
   14.7   PROFESSIONAL AND WORKMANLIKE........................................11
   14.8.     DISCLAIMER OF WARRANTIES.........................................11

15.     INDEMNIFICATION.......................................................11

   15.1   PERSONAL INJURY AND PROPERTY DAMAGE.................................12
   15.2   INFRINGEMENT OF FIDELITY SOFTWARE...................................12
   15.3   INFRINGEMENT OF CLIENT-PROVIDED SOFTWARE............................12

16.     CONTINGENCY PLAN......................................................13

   16.1   BUSINESS CONTINUITY PLANNING........................................13
   16.2   FILE BACKUP.........................................................13
   16.3   RETENTION...........................................................13

17.     CONFIDENTIAL INFORMATION..............................................13

   17.1   OWNERSHIP...........................................................14
   17.2   CONFIDENTIALITY OBLIGATION..........................................14
   17.3   NONDISCLOSURE COVENANT..............................................14
   17.4   EXCEPTIONS..........................................................14
   17.5   CONFIDENTIALITY OF THIS AGREEMENT; PROTECTIVE ARRANGEMENTS..........15
   17.6   SECURITY MEASURES...................................................15
   17.7   REMEDIES............................................................15

18.     AUDIT RECORDS.........................................................15

19.     REGULATORY COMPLIANCE.................................................15

20.     INSURANCE.............................................................15

21.     AUDITOR'S REVIEW......................................................15

22.     SECURITY..............................................................15

23.     GOVERNMENTAL EXAMINATIONS.............................................16

24.     SUBCONTRACTING........................................................16

25.     GENERAL...............................................................16

   25.1   INDEPENDENT CONTRACTOR..............................................16
   25.2   NOTICES.............................................................16
   25.3   HEADINGS AND CONSTRUCTION...........................................16
   25.4   SURVIVAL OF PARAGRAPHS..............................................17
   25.5   ENTIRE AGREEMENT AND AMENDMENTS.....................................17
   25.6   SEVERABILITY........................................................17


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   25.7   THIRD PARTY BENEFICIARIES...........................................17
   25.8   EXECUTED IN COUNTERPARTS............................................17
   25.9   REMEDIES CUMULATIVE.................................................17
   25.10     PUBLICITY........................................................17
   25.11     ASSIGNMENT.......................................................17
   25.12     GOVERNING LAW....................................................17

26.     DISPUTE RESOLUTION....................................................18

   26.1   DISPUTE RESOLUTION PROCEDURES.......................................18
   26.2   CLAIMS PROCEDURES...................................................18
   26.4   ARBITRATION PROCEDURES..............................................18
   26.5   CLAIM EXPIRATION....................................................19

27.     FINANCIAL STATEMENTS..................................................19


EXHIBIT A.....................................................................20

EXHIBIT B.....................................................................21

EXHIBIT C.....................................................................22

ATTACHMENT 1


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                            ITEM PROCESSING AGREEMENT

This Item Processing Agreement (the "Agreement"), dated as of the 22nd day of April, 2005, (the "Effective Date"), by and between FIDELITY INFORMATION SERVICES, INC., an Arkansas corporation with offices located at 601 South Lake Destiny Drive, Maitland, Florida 32751 ("Fidelity"), and AMERICAN RIVER BANK, having its principal place of business at 1545 River Park Drive Suite #107, Sacramento, CA 95815 ("Client").

         NOW, THEREFORE, in consideration of the payments to be made and services to be performed hereunder, the parties agree as follows:

1.       SERVICES.

         1.1 Description of Services. Fidelity shall provide the item processing services ("Services") described in this Agreement, its Exhibits and Attachments (all of which are attached to and made a part of this Agreement), and such additional services as may be added by the parties from time to time pursuant to a written amendment to this Agreement. Services shall be provided in accordance with applicable Fidelity user and operation manuals, bulletins, guidelines, procedures, policies and similar materials, as established and revised from time to time. Fidelity will provide the Services on its own and/or through one or more Fidelity affiliates and/or subcontractors and shall be the sole and exclusive provider of the Services to Client. Fidelity shall process MICR data, statistical data, records, and all other input furnished to Fidelity (collectively, "Data") and shall prepare and make available, in accordance with such procedures and schedules established by Fidelity, all documents, reports, customer statements and other output (collectively, "Output").

         1.2 Method of Delivery. The method of delivery of reports shall be either (1) by messenger delivery of printed reports or (2) by remote print at the designated Client location. The method of delivery will be selected during implementation of the Services. A request from Client to change such method must be received by Fidelity at least sixty (60) days prior to the requested change date. Any fees or charges resulting from such change shall be in accordance with Fidelity's then-prevailing fee schedule. If Client receives report Output electronically, to be printed at Client's location, then Client will furnish, at its own expense, all printers, manpower, forms and paper for printing, unless stated otherwise in this Agreement.

         1.3 Applicable Terms. The general terms applicable to Services provided pursuant to this Agreement are set forth below in this Agreement. Specific terms and conditions applicable to a particular Service shall be as set forth in the Exhibits to this Agreement.

         1.4 Time Zone. For purposes of this Agreement, it is understood that any times that are listed are for the time zone in which Client is headquartered, unless otherwise stated or agreed.

2.       DATA.

         2.1 Form. Data shall be delivered by messenger or electronic transmission to the designated Fidelity facility at the times and in the form prescribed by Fidelity. Fidelity shall not be liable for the accuracy, completeness and authenticity of Data furnished to Fidelity by Client, a Federal Reserve Bank, an Automated Clearing House, or any other third party, and shall have no obligation or responsibility to audit, check or verify the Data. Client shall be solely responsible for determining the correctness of magnetic ink encoding on items submitted for Client's payment, including but not limited to checks and drafts ("Items"); for verifying dates, signatures, amounts, endorsements, authorizations, payment notices, collection times, fees and charges to Client's customers and all other similar matters on Data submitted for processing, including Items; and for placing stop payments and holds on accounts.

         2.2 Data Delivery. Fidelity must receive all Data, electronically, at its facility no later than 9:00 p.m., Monday through Thursday and 10:00 p.m. on Fridays, except as may be otherwise specifically stated in this Agreement or the Exhibits.

3. PROCESSING. Fidelity shall follow such procedures and time schedules as it may deem appropriate in processing Data and posting entries on behalf of Client. Client authorizes Fidelity to create and process such entries, including but not limited to adjusting or correcting entries, as it deems necessary or appropriate to process the Data. Fidelity shall provide a report of any such


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adjusting or correcting entries to Client. It shall be Client's sole responsibility to effect a timely return of any Item, or to pursue any claim or right of action in a timely manner against any third party arising from such Item. If Data is received by Fidelity prior to the time limits required by this Agreement, Fidelity may process such Data immediately. If Fidelity receives Data after the time limits required by this Agreement, or Data is delivered by any method other than that indicated in this Agreement or agreed to in writing by the parties, Fidelity may delay the processing of such Data. However, if Fidelity does process such Data, Client shall pay any additional fees and charges required by Fidelity.

4. CONVERSION AND COMMENCEMENT. Fidelity shall provide reasonable assistance to Client during its conversion to the Services through and until the Commencement Date for Services, at no cost to Client ("Conversion Assistance"). Initial training of Client's trainers will be performed during the initial implementation of the Services outlined in this Agreement. All documentation for the Services will be provided to Client on a CD ROM, at no additional charge. Any additional training or documentation requested by Client after the Commencement Date for Services ("Special Projects") will be charged at Fidelity's then prevailing rates. The "Commencement Date for Services" is the date that the Services are first installed and available for Client's use in a production environment which is signified by Fidelity turning the system over to Fidelity support.

5.       FEES AND EXPENSES.

         5.1 Fees to Fidelity. Client shall pay Fidelity for the Services provided hereunder, and for any additional services that are added to this Agreement, the fees specified in the Schedule of Fees for Contracted Services - Attachment 1 (hereinafter, "Attachment 1"). Client shall receive a monthly credit in the amount of Three Thousand One Hundred and Ten ($3,110.00) Dollars for the Term of this Agreement as reflected in Attachment 1. Unless otherwise agreed by the parties, Client shall make all payments under this Section to Fidelity by wire transfer of immediately available funds to an account or accounts designated by Fidelity. In the event that the due date of any payment is not a day upon which banks are open in the United States, then the due date of the payment shall be the immediately following date upon which banks are open in the United States. Any amount not received within fifteen (15) days after the payment due date by Fidelity shall be subject to interest on the balance overdue at a rate equal to the lesser of: (i) the prime rate plus one percent (1%) per annum, as published in the Wall Street Journal on the first Monday (or next bank business day) following the due date; or (ii) the highest rate permitted by law, in each case for the number of days from payment due date up to and including the date payment is actually made by Client (calculated on the basis of the actual days in the applicable calendar year). However, if any amount is not paid within forty five (45) days of the due date, Fidelity may, at its option, immediately suspend performance hereunder until payment is made, in addition to any other rights or remedies provided to Fidelity by this Agreement or applicable law.

         5.2 Disputed Charges. Should Client dispute in good faith all or a portion of the amount due on any invoice or require any adjustment to an invoiced amount, Client shall notify Fidelity in writing prior to the due date of that invoice, of the nature and basis of the dispute and/or adjustment as soon as possible using the dispute resolution procedures set forth in Section 26 of this Agreement. Each party shall use its reasonable best efforts to resolve the dispute prior to the payment due date. If the parties are unable to resolve the dispute prior to the payment due date, Client shall nevertheless pay the entire undisputed amount to Fidelity by the due date. If it is ultimately determined that Client should have paid the full amount to Fidelity, Client shall be responsible for payment of said amount, plus interest in accordance with Section 26.1 of this Agreement on Client's next invoice.

         5.3 Adjustment of Fees. The recurring fees, as outlined in Attachment 1 (non-pass through and non-one-time fees), payable each year shall be adjusted annually during the month in which the anniversary of the Commencement Date for Services ("Adjustment Date") falls, as follows. Fees shall be increased, but not decreased, by the percentage increase in the Consumer Price Index for All Urban Consumers-Other Goods and Services (the "CPI-U") as published by the U.S. Department of Labor, Bureau of Labor Statistics for the month of December preceding the Adjustment Date over the CPI-U for the month of December in the immediately preceding year. If additional Services are added to the Agreement, the fees shall be adjusted on such Adjustment Date in accordance with this Section. In the event the CPI-U is unavailable in time to allow the adjustment to be made on the Adjustment Date, Client shall continue to pay the then current fees for the Services until the CPI-U is made public, at which time the adjustment shall be calculated retroactively to the Adjustment Date, and Client shall immediately pay to Fidelity any difference between the fees actually paid and adjusted fees. The adjustments shall be compounded and


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cumulative. In the event the CPI-U is discontinued or revised during the Term of this Agreement and any extensions hereof, Fidelity and Client shall select another governmental index or computation as a substitute CPI-U in order to obtain substantially the same result as if the CPI-U had not been discontinued or revised.

         5.4 Payment of One-Time Fees. Client shall pay Fidelity any one-time fees specified in Attachment 1 to this Agreement, and for any additional services which are added to this Agreement. Method of payment shall be as specified in Section 5.1. Except as may be specifically stated in Attachment 1, the one-time fees shall be due in the following manner: fifty percent (50%) due upon signing of this Agreement, and the remaining fifty percent (50%) due on the Commencement Date for Services.

         5.5 Payment of Recurring Fees. Fidelity will commence invoicing Client for the recurring fees set forth in Attachment 1 on the Commencement Date for Services.

         5.6 Travel and Expenses. Client shall reimburse Fidelity for all reasonable travel and expenses related to the performance of any Special Projects requested by the Client.

         5.7      Mergers and Acquisitions. At Client's request and subject to
Section 25.11 below and Attachment 1, Fidelity will process additional data and perform additional services resulting from any merger, acquisition, affiliation, or restructuring (regardless of form) involving Client for fees to be mutually agreed upon prior to the time Fidelity begins the additional processing.

6. TAXES. All charges and fees to be paid by Client under this Agreement are exclusive of any applicable withholding, sales, use, value added, excise, services or other United States or foreign tax which may be assessed on the provision of the Services. In the event that a withholding, sales, use, value added, excise, value added, services or other United States or foreign tax is assessed on the provision of any of the Services provided to Client under this Agreement, Client will pay directly, reimburse or indemnify Fidelity for such taxes, as well as any applicable interest, penalties and other Fidelity fees and expenses. The parties will cooperate with each other in determining the extent to which any tax is due and owing under the circumstances, and shall provide and make available to each other any resale certificates, information regarding out-of-state or country use of materials, services or sale, and other exemption certificates or information reasonably requested by either party. Client shall not be liable for payment of any taxes based on Fidelity's net income.

7. REPROCESSING. If any Data submitted to Fidelity is incorrect, incomplete or not in the format required, Fidelity, may require Client to resubmit the Data or Fidelity may correct and complete the Data itself, and Client shall pay additional fees and charges for any additional work incurred by Fidelity in connection therewith. In addition, any reprocessing required because of incorrect or incomplete Data shall be at Client's expense, in accordance with Fidelity's the-current fee for such Service. Fidelity shall attempt to notify Client prior to incurring any expenses for which Client would be liable under this Section.

8.       RISK OF LOSS DURING TRANSIT OR TRANSMISSION.

         8.1 Electronic Transmission. The following shall apply to all aspects of electronic transmissions.

         8.2 Messenger. Client shall be solely responsible for and shall bear all costs associated with having a messenger service transport Data, Output or any other information relating to Client or the Services to or from Fidelity's facility or other delivery location. The messenger delivering all of such material shall be deemed to be the agent of Client.

         8.3 EDT. Client may elect to capture its own Data and to transmit such Data to Fidelity for processing through electronic data transmission ("EDT"), and/or to receive reports by EDT. Client shall be responsible for acquiring at its own expense all equipment needed for such transmission unless otherwise provided as part of this Agreement. If equipment is not provided, as part of this Agreement, then Client equipment shall conform to Fidelity specifications and applicable rules. After installation, and prior to the commencement of transmission, Client shall notify Fidelity and Fidelity shall inspect the equipment, and if such equipment conforms to all applicable Fidelity specifications, Fidelity shall certify thereto.


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         8.4      Transmission. Client may elect to transmit MICR Data and/or to receive reports over (i) Client's own telephone line to one or more telephone numbers at Fidelity's facility which may be shared with other data transmitters ("Dial-Up Line"); or (ii) a dedicated telephone line leased from the appropriate telephone utility. If Client elects to utilize a dedicated line, Fidelity shall arrange for the installation of such line and Client shall bear all costs associated therewith, including but not limited to line rentals, installation charges and any required deposits. If Client elects to utilize a Dial-Up Line, Client shall bear all cost in connection therewith, including but not limited to any long-distance charges. Dial-Up and dedicated phone lines must conform to Fidelity's specifications and applicable rules.

         8.5 Limitation. FIDELITY SHALL NOT BE LIABLE OR RESPONSIBLE FOR ANY LOSS OR DELAY OF DATA, OUTPUT OR ANY OTHER INFORMATION WHICH PERTAINS TO CLIENT OR THE SERVICES DURING ANY PERIOD OF TRANSIT OR ELECTRONIC TRANSMISSION TO OR FROM FIDELITY's FACILITY OR OTHER AGREED DELIVERY LOCATION IF THROUGH NO FAULT OF FIDELITY'S PERSONNEL.

9. PRINTING. If Client receives report output electronically to be printed at Client's location, then Client will furnish, at its own expense, all printers, manpower, forms and paper for printing, unless stated otherwise as part of this Agreement.

10. CLIENT REVIEW. It shall be Client's responsibility to review, verify and make a final audit of all Output. Client will balance reports to verify master file information and will inspect and review all reports and other Output (whether printed or electronically transmitted) created from data provided by Client to Fidelity. Client will reject all incorrect reports or Output (a) within two (2) business days after receipt of daily reports or Output, (b) within five (5) business days after receipt of annual, quarterly or monthly reports or Output and (c) within three (3) business days after receipt of all other reports or Output. Fidelity will correct any errors in Client's files that result in errors in reports or other Output where such errors are solely because of either malfunctions of Fidelity's equipment or its systems or errors of Fidelity's operators, programmers or other personnel and are called to Fidelity's attention within the time frames specified for balancing and rejecting reports. Fidelity will, to the extent reasonably practicable, correct any other errors for an additional charge as listed in Attachment 1. The foregoing are Client's exclusive remedies for errors in reports or other Output provided by Fidelity under this Agreement.

11.      TERM, TERMINATION AND RENEWAL.

         11.1 Term. The term of this Agreement shall commence on the Effective Date hereof and shall expire seven (7) years after the Commencement Date for Services ("Term") ("Expiration Date"), unless terminated pursuant to Paragraphs 11.2, 11.6 or 11.7 below. The Commencement Date for Services for a renewal Term shall be the day immediately following the last day of the preceding Term.

         11.2 Right to Terminate. In addition to any other right which either party may have in law or equity (subject to Section 13), either Fidelity or Client may elect to terminate this Agreement if: (a) the defaulting party fails to cure any default hereunder within ninety (90) days after receipt of written notice from the other party, specifying the nature and extent of any such default (except in default caused by nonpayment by Client, which is addressed in Section 5 above) and except for defaults under this Section 11.2
(b), (c), (d) and (e) below for which no notice and cure period is provided);
(b) the other party becomes insolvent, commits an act of bankruptcy, or makes a general assignment for the benefit of its creditors; (c) any proceeding is commenced by or against the other party under any bankruptcy or insolvency laws or relating to the relief of debtors; (d) an application is filed for the appointment of a receiver or conservator of the properties of the other party; or (e) any procedure is initiated for the voluntary dissolution, liquidation or suspension of the business of the other party.

         11.3 Method of Termination. Exercise of the right to terminate under Section 11.2 must be accomplished by written notice (in accordance with Section 25.2) to the defaulting party, specifying the basis for such termination, and fixing a date following the date of such notice for complete termination of Services hereunder (the "Termination Date"). If either party is terminating under clause (a) of Section 11.2 above in which the other party has failed to cure default, such written notice will allow ninety (90) days following date of such notice for complete termination of Services. If either party is terminating under clause (b), (c), (d), or (e) of Section 11.2 above,


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no notice of default and cure period is required and such written notice will allow thirty (30) days following the date of such notice for complete termination of Services.

         11.4 No Waiver of Default. The failure of either party to exercise any right of termination hereunder shall not constitute a waiver of the rights granted herein with respect to any subsequent default.

         11.5 Extended Services. Any Services that are provided to Client after the expiration or termination of this Agreement, for which a written agreement has not been entered into by the parties, shall be provided on a month-to-month basis, and are subject to the terms and conditions of this Agreement, except that the fees for such Services shall be one hundred ten percent (110%) of Fidelity's then-current fees.

         11.6     Termination.

                  (a) Client shall have the right to terminate this Agreement for convenience and without cause at any time during the Agreement provided that Client is not in breach of any of its obligations, the parties are not in any dispute pursuant to Section 26 of this Agreement and so long as
Client:

                           (i) Notifies Fidelity in writing of its intention to
terminate the Agreement at least one hundred eighty
(180) days' notice ("Early Termination Notice") prior to the proposed early termination date ("Early Termination Date") pursuant to this Section 11.6; and

                           (ii) Pays to Fidelity, concurrently with such Early
Termination Notice, a termination fee ("Early
Termination Fee") in an amount equal to the lesser of: a) thirty percent (30%) of the average monthly amount of the prior six (6) months of the fees set forth in the in Attachment 1, multiplied by the number of months between the Early Termination Date and the Expiration Date; or b) $300,000.00 ("Early Termination Fee Cap").

                  (b) Upon the expiration of thirty two (32) months after the Commencement Date for Services, the Early Termination Fee Cap set forth above shall decrease by $9,350.00 and shall decrease by such amount every thirty
(30) days thereafter.

                  (c) If, upon the expiration of sixty (60) months after the Commencement Date for Services, Client terminates this Agreement in accordance with Section 11.6(a) and 11.6(a)(i) above, Fidelity shall waive the Early Termination Fees described above.

                  (d) Notwithstanding the provisions of Sections (a) through (c) above, in the event of early termination by Client in accordance with this Section 11.6, Client shall pay to Fidelity the fees defined in Exhibit B.

         11.7 Date Fees are Payable. All known fees outlined in Section 11 are due and payable sixty (60) days prior to termination of this Agreement. The described fees in Section 11 are exclusive of any fees associated with deconversion fees outlined in Exhibit B of this Agreement. Notwithstanding delivery of an Early Termination Notice by Client or payment of an Early Termination Fee by Client, Client shall continue to make all payments due and payable to Fidelity pursuant to this Agreement until the Early Termination Date.

12. RETENTION OF DATA. Unless directed by Client to the contrary, Fidelity may destroy the Data and other materials of Client at any time after the final use by Fidelity of such Data and materials for processing. Pursuant to Client's written request, which must be received by Fidelity within thirty (30) days after the termination or expiration of this Agreement, Fidelity will furnish to Client, at Fidelity's then-current charges, copies of Client's data files and layouts as may be maintained by Fidelity from time to time. In the absence of such notice by Client, Fidelity may dispose of or destroy such material at Fidelity's discretion. However, notwithstanding any other provision in this Agreement, Fidelity may retain any materials of Client, including but not limited to Data, Reports and data files, until all fees, interest and other charges payable hereunder have been paid in full.

13.      FORCE MAJEURE AND LIMITATION OF LIABILITY.

         13.1 Force Majeure. Fidelity shall not be liable for any loss, expense, error or delay, including but not limited to delays in processing of Data or delivery of Output or Items to Client, or any inability to provide


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Services hereunder, from any cause beyond its reasonable control and without its fault or negligence, including, but not limited to, acts of God, acts of civil or military authority, government regulations, government agencies, delay or failure to receive any required government approvals, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, power blackouts affecting facilities unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities, or acts or omissions of transportation carriers or omissions of third parties (including but not limited to acts or omissions of any third party service provider or equipment vendor, messenger service or telephone carrier). Upon the occurrence of a condition described in this Section 13.1, Fidelity shall give written notice to Client describing the affected area of performance, and the parties shall promptly confer, in good faith, to agree upon equitable, reasonable action to minimize the impact, on both parties, of such condition, including, without limitation, implementing the disaster recovery services. Fidelity shall use commercially reasonable efforts to minimize the delay caused by the force majeure events and recommence the performance of Services affected by the force majeure event. In the event the delay caused by the force majeure event lasts for a period of more than thirty
(30) days, the parties shall negotiate an equitable modification to this Agreement with respect to the Services affected by the force majeure event. If the parties are unable to agree upon an equitable modification within fifteen
(15) days after the expiration of such thirty (30)-day period, then Client shall be entitled to serve thirty (30) days' written notice of termination to Fidelity. If the force majeure event continues to affect performance of Services on the expiration of such thirty (30)-day notice period, the portion of this Agreement relating to the affected Service shall automatically terminate. The remaining portion of the Agreement that does not involve the affected Service shall continue in full force and effect. In such event Fidelity shall be entitled to be paid for that portion of the affected Service which Fidelity has completed or in the process of completing through the termination date.

         13.2 Limitation of Liability. As a condition precedent to any liability of Fidelity, Client must notify Fidelity in writing of any alleged negligence or breach of this Agreement as promptly as reasonably possible, but in no event later than five (5) business days following the day on which such alleged negligence or breach was, or could reasonably have been, discovered by Client. FIDELITY's LIABILITY, IF ANY, FOR ANY CLAIM, CAUSE OF ACTION OR LIABILITY WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ARISING UNDER OR IN ANY WAY RELATED TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LIABILITY FOR PROCESSING ERRORS OR NEGLIGENCE, SHALL BE LIMITED TO CLIENT's DIRECT DAMAGES, ACTUALLY INCURRED, WHICH UNDER NO CIRCUMSTANCES SHALL EXCEED ITS CHARGES DURING THE SIX-MONTH PERIOD PRECEDING THE DATE OF THE ALLEGED NEGLIGENCE OR BREACH FOR THE PARTICULAR SERVICE TO WHICH CLIENT's CLAIM PERTAINS. IN NO EVENT SHALL FIDELITY BE LIABLE FOR INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER, FOR LOSS OF REVENUE OR PROFITS OR FOR CLAIMS OR DEMANDS MADE BY THIRD PARTIES, EVEN IF FIDELITY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. FIDELITY SHALL HAVE NO LIABILITY, EXPRESS OR IMPLIED, WHETHER ARISING UNDER CONTRACT, TORT OR OTHERWISE WHICH RESULTS DIRECTLY OR INDIRECTLY FROM THE INTERNAL OPERATIONS AND PERFORMANCE OF ANY CLIENT-PROVIDED SOFTWARE OR ANY ENHANCEMENT, DEVELOPMENT OR MAINTENANCE THEREOF. This Paragraph also limits the liability of any agent, employee or affiliate of Fidelity.

         13.3 Time of Performance and Increased Costs. Fidelity's time of performance with respect to Services performed under this Agreement shall be adjusted, if and to the extent reasonably necessary, in the event that (a) Client fails to timely submit data or materials in the prescribed form or in accordance with the requirements of this Agreement, (b) Client fails to perform on a timely basis, the functions or other responsibilities of Client described in this Agreement, (c) there occurs a force majeure event which prevents timely performance, (d) Client or any governmental agency authorized to regulate or supervise Client makes any special request which affects Fidelity's normal performance schedule, (e) Client fails to provide any Client resources called for by this Agreement, (f) any Client-provided third party software, Client software or Client resource does not perform in accordance with its specifications and, in each case, the same is necessary for Fidelity's performance hereunder. In addition, if any of the above events occur, and such event will result in an increased cost to Fidelity for providing the affected Service, Fidelity shall so advise Client and Client may either pay any and all of such increased costs to Fidelity or relieve Fidelity of its responsibilities hereunder.


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

14.      WARRANTIES.

         14.1 Licenses and Permits. Fidelity and Client shall each secure and maintain in force all licenses and permits required of it and its employees in the performance of its respective obligations under this Agreement, and shall conduct its business in full compliance with all laws, ordinances and regulations applicable to its business or applicable to the other party's business to the extent that the other party has notified Fidelity or Client, as the case may be, of the specific laws, ordinances or regulations with which the other party must comply.

         14.2 Compliance with Laws. Fidelity and Client shall each shall comply, at its own expense, with the provisions of all applicable laws and regulations which may be applicable to each party in the performance of their respective obligations under this Agreement.

         14.3 No Interference with Contractual Relationship. Each party warrants that, as of the date hereof, it is not subject to any contractual obligation that would prevent it from entering into this Agreement. Client and Fidelity each further warrant to the other that entering into this Agreement shall not cause or induce it to breach any of its other contractual obligations.

         14.4 Covenant of Good Faith. Each of the parties agree that, in its respective dealings with each other party arising out of or related to this Agreement, it shall act fairly and in good faith.

         14.5     Authorization and Effect.

                  (a) The execution and delivery by Fidelity of its obligations under this Agreement have been duly authorized by all necessary corporate action on the part of Fidelity. This Agreement has been duly executed and delivered by Fidelity and, assuming the due execution and delivery of this Agreement by Client, constitutes a valid and binding obligation of Fidelity, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditor's rights generally, and subject to the qualification that general equitable principles may limit the enforcement of certain remedies, including the remedy of specific performance.

                  (b) The execution and delivery by Client of this Agreement and the fulfillment of its obligations under this Agreement have been duly authorized by all necessary corporate action on the part of Client. This Agreement has been duly executed and delivered by Client and, assuming the due execution and delivery of this Agreement by Fidelity, constitutes a valid and binding obligation of Client, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditor's rights generally, and subject to the qualification that general equitable principles may limit the enforcement of certain remedies, including the remedy of specific performance.

         14.6 Client Software. Client represents and warrants to Fidelity that any Client software shall perform in all material respects with its documentation and specifications.

         14.7 Professional and Workmanlike. Each party represents and warrants to the other that they shall perform their respective personnel obligations under this Agreement, including Exhibits, in a professional and workmanlike manner.

         14.8 Disclaimer of Warranties. EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, FIDELITY MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND CLIENT AGREES THAT ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES THAT ARE NOT PROVIDED IN THIS AGREEMENT ARE HEREBY EXCLUDED AND DISCLAIMED.

THE PARTIES ACKNOWLEDGE THAT FIDELITY HAS SET ITS PRICES AND ENTERED INTO THIS AGREEMENT IN RELIANCE UPON THE LIMITATIONS OF LIABILITY AND THE DISCLAIMERS OF WARRANTIES AND DAMAGES SET FORTH HEREIN, AND THAT THE SAME FORM AN ESSENTIAL BASIS OF THE BARGAIN BETWEEN THE PARTIES. THE PARTIES AGREE THAT THE LIMITATIONS AND EXCLUSIONS OF LIABILITY AND DISCLAIMERS SPECIFIED IN THIS AGREEMENT WILL SURVIVE AND APPLY EVEN IF FOUND TO HAVE FAILED OF THEIR ESSENTIAL PURPOSE.


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

15.      INDEMNIFICATION.

         15.1 Personal Injury and Property Damage. Subject to Section 13.2, each party shall indemnify, defend and hold harmless the other and its officers, directors, employees, affiliates (including, where applicable, Fidelity's affiliates and Client affiliates), and agents from any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) arising from or in connection with the damage, loss (including theft) or destruction of any real property or tangible personal property of the indemnified party resulting from the actions or inactions of any employee, agent or subcontractor of the indemnifying party insofar as such damage arises out of or in the course of fulfilling its obligations under this Agreement and to the extent such damage is due to any negligence, breach of statutory duty, omission or breach of the indemnifying party, its employees, agents or subcontractors. The foregoing represents the sole and exclusive remedy of each party with regard to any matter described in this Section 15.1.

         15.2 Infringement of Fidelity Software. Subject to Section 13.2, Fidelity shall defend at its own expense, any claim or action brought by any third party against Client or against its officers, directors, employees, Client affiliates, and agents for actual or alleged infringement of any patent, copyright or other intellectual property right (including, but not limited to, misappropriation of trade secrets) based upon any software furnished hereunder by Fidelity to provide Services to Client hereunder. Furthermore, Fidelity shall indemnify and hold Client and the Client affiliates harmless from and against any and all liabilities, losses, costs, damages, and expenses (including reasonable attorneys' fees) associated with any such claim or action incurred by Client and the Client affiliates. Fidelity shall have the sole right to conduct and control the defense of any such claim or action and all negotiations for its settlement or compromise, unless otherwise mutually agreed to in writing between the parties hereto. Fidelity shall give Client, and Client shall give Fidelity, as appropriate, prompt written notice of any written threat, warning or notice of any such claim or action against Fidelity or Client, as appropriate, or any other user or any supplier of components of such software, which could have an adverse impact on Client's use of same, provided Fidelity or Client, as appropriate, knows of such claim or action. If, in any such suit so defended, all or any part of such software (or any component thereof) is held to constitute an infringement or violation of any other party's intellectual property rights and is enjoined, or if in respect of any claim of infringement, and if Fidelity deems it advisable to do so, Fidelity shall at its sole option take one or more of the following actions at no additional cost to Client: (a) procure the right to continue the use of the same without material interruption for Client; (b) replace the same with non-infringing software or component thereof; (c) modify such software or component thereof so as to be non-infringing; or (d) take back the infringing software or component thereof and credit Client with an amount equal to its appropriate fee. The foregoing represents the sole and exclusive remedy of Client with regard to any of the above infringements or alleged infringements.

         15.3 Infringement of Client-Provided Software. Client shall defend at its own expense, any claim or action brought by any third party against Fidelity or against its officers, directors, employees, Fidelity affiliates, and agents for actual or alleged infringement of any patent, copyright or other intellectual property right (including, but not limited to, misappropriation of trade secrets) based upon the Client-provided software furnished hereunder by Client, if any. Furthermore, Client shall indemnify and hold Fidelity and Fidelity's affiliates harmless from and against any and all liabilities, losses, costs, damages, and expenses (including reasonable attorneys' fees) associated with any such claim or action incurred by Fidelity and Fidelity's affiliates. Client shall have the sole right to conduct the defense of any such claim or action and all negotiations for its settlement or compromise, unless otherwise mutually agreed to in writing between the parties hereto. Client shall give Fidelity, and Fidelity shall give Client, as appropriate, prompt written notice of any written threat, warning or notice of any such claim or action against Fidelity or Client, as appropriate, or any other user or any supplier of components of Client-provided software covered hereunder, which could have an adverse impact on Fidelity's use of same, provided Fidelity or Client, as appropriate, knows of such claim or action. If in any such suit so defended, all or any part of the Client-provided software (or any component thereof) is held to constitute an infringement or violation of any other party's intellectual property rights and is enjoined, or if in respect of any claim of infringement, Client deems it advisable to do so, Client shall at is sole option take one or more of the following actions at no additional cost to Fidelity: (a) procure the right to continue the use of the same without material interruption for Fidelity; (b) replace the same with non-infringing software; (c) modify said Client-provided software (to the extent permitted by such third party) so as to be non-infringing; or (d) relieve Fidelity of its obligation to use such Client-provided software to perform the applicable Services hereunder. The foregoing represents the sole and exclusive remedy of Fidelity with regard to any of the above infringements or alleged infringements.

16.      CONTINGENCY PLAN.

         16.1 Business Continuity Planning. Each party will develop, maintain and, as necessary in the event of business interruption, execute a business resumption plan, and will provide to the other party, its auditors and regulators reasonable access to the plan and to plan test results, as such other party may reasonably request from time to time, including such information that may be reasonably required to determine the compatibility of the plans.

                  (a) Fidelity shall provide disaster recovery services for its batch and on-line processing obligations to Client at a dedicated facility which is equipped to handle the Fidelity data center processing in the event disaster recovery is needed. Client shall provide an alternate control point for data communications access to a backup network in the case of a disaster. Throughout the Term of this Agreement, Fidelity will maintain in effect contracts and/or arrangements for disaster recovery that are substantially equivalent to those which are in effect as of the Effective Date. At Client's request, Fidelity will make Fidelity's disaster recovery plans available for Client's review.

                  (b) Client acknowledges that disaster recovery arrangements are designed to deal with circumstances that are expected to cause a substantial portion of the capabilities at the Fidelity's data center to be unavailable for a period exceeding forty-eight (48) consecutive hours.

                  (c) Fidelity will test its disaster recovery capabilities at least once per calendar year. Client shall participate in the disaster recovery test when deemed appropriate by Fidelity. Fidelity will provide a report of the test and its results to Client by January 31st of each year for the test conducted during the immediately preceding calendar year.

                  (d) Fidelity will assist Client in establishing procedure and practices, which will enable Client to satisfy its responsibilities under this Agreement.

                  (e) Upon request, Fidelity will review and comment upon those portions of the Client's overall business resumption plan related to the Services provided under this Agreement and will provide a written report setting forth any discrepancies between Client's overall business resumption plan and the Fidelity disaster recovery plan.

                  (f) Each party will be responsible for training its own personnel as required in connection with all applicable contingency planning activities.

                  (g) Each party's contingency planning activities will comply with such regulatory policies as may be applicable to Client's business. If compliance with any of these policies would significantly increase Fidelity's cost of providing products and services, Fidelity may increase the fees and charges under this Agreement by an amount that reflects a pro rata allocation of Fidelity's increased costs among the Fidelity customers affected by the change.

         16.2 File Backup. Fidelity will provide and maintain adequate backup files of Client's data received by Fidelity and all programs utilized to process Client's data in order to execute to the business continuity plans as described in this Section 16.

         16.3 Retention. Client shall maintain copies of all of Client's input data submitted to Fidelity for processing hereunder (whether submitted to Fidelity directly or through third parties) to permit reconstruction of such input data if required. Fidelity shall use Fidelity's standard practices to maintain copies of all input data for processing hereunder to permit reconstruction of such data if required. Client assumes all risks of loss and expenses of reconstruction of such input data, except for loss caused by Fidelity's failure to perform to Fidelity's standard practices. In the event that reconstruction of data is required, the parties shall mutually agree on the schedule for such reproduction based on the needs of the parties at that time. Reconstruction will be performed in accordance with Fidelity's data retention policy then in effect.


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

17.      CONFIDENTIAL INFORMATION.

         17.1 Ownership. All Data, Items, and Output and any Client-provided third party software, and any modifications to the foregoing, are and shall remain the sole property of Client. All specifications, manuals, tapes, programs, user documentation, Fidelity software and other materials and any modifications to the foregoing ("Materials") developed by Fidelity and furnished to Client by Fidelity in connection with this Agreement are and shall remain the sole property of Fidelity, unless agreed to otherwise in writing by the parties. The parties acknowledge that this Agreement in no way limits or restricts Fidelity or any Fidelity affiliates from developing or marketing on their own or for any third party in the United States or any other country, software or services, as from time to time constituted (including, but not limited to, any modification, enhancement, interface, upgrade, or change, and all software, source code, blueprints, diagrams, flow charts, specifications, functional descriptions or training materials relating thereto) without payment of any compensation, or delivery of any notice, to Client.

         17.2 Confidentiality Obligation. All information of a non-public nature disclosed by Client or Fidelity to the other during the Term of this Agreement ("Confidential Information") (1) shall be deemed the property of the disclosing party, (2) shall be used solely for the purposes of administering and otherwise implementing the terms of this Agreement, and (3) shall be protected by the receiving party in accordance with the terms of this Section 17. Fidelity acknowledges that the Data and Output are the "Confidential Information" of Client, and Client acknowledges that the Materials are the "Confidential Information" of Fidelity. "Confidential Information" shall also include all "non-public personal information" as defined in Title V of the Gramm-Leach-Bliley Act (15 U.S.C. Section 6801, et seq.) and the implementing regulations thereunder (collectively, the "GLB Act"), as the same may be amended from time to time, that Fidelity receives from or at the direction of Client and that concerns any of Client's "customers" and/or "consumers" (as defined in the GLB Act).

         17.3 Nondisclosure Covenant. Except as set forth in this Article 17, the parties agree that they shall not disclose any Confidential Information of the other party in whole or in part, including derivations, to any third party, without the prior written consent of the other party, except that Fidelity may disclose Client's Confidential Information to Fidelity's subcontractors and agents in order to carry out its responsibilities under this Agreement, provided that Fidelity first executes a confidentiality agreement with each such subcontractor and/or agent. Confidential Information shall be held in confidence by the receiving party and its employees, contractors, subcontractors, and agents and shall be disclosed to only those of the receiving party's employees, contractors, subcontractors or agents who have a need for it in connection with the administration and implementation of this Agreement. The receiving party shall cause such contractors and agents to execute confidentiality agreements that contain terms that are consistent with this
Section 17. Under no circumstances shall Client disclose any Fidelity software to, or use any Fidelity software on behalf of, a competitor of Fidelity.

         17.4 Exceptions. Confidential Information shall not be deemed proprietary and the receiving party shall have no obligation with respect to any such information which:

                  (a) is or becomes publicly known through no wrongful act, fault or negligence of the receiving party;
                  (b) was known by the receiving party prior to disclosure and the receiving party was not under a duty of non-disclosure;
                  (c) was disclosed to the receiving party by a third party who was free of obligations of confidentiality to the party providing the information;
                  (d) is approved for release by written authorization of the disclosing party;
                  (e) is publicly disclosed pursuant to a requirement or request of a governmental agency or disclosure is required by operation of law; or
                  (f) is furnished to a third party by the disclosing party owning the Confidential Information without a similar restriction on the third party's rights.

                  Notwithstanding anything to the contrary contained herein, either party may disclose Confidential Information of the other pursuant to (1) a requirement or official request of a governmental agency, a court or administrative subpoena or order, or any applicable legislative or regulatory requirement; (2) in defense of any claim or cause of action asserted against such party or any of its affiliates, officers, directors, employees or agents;
(3) as otherwise permitted by the GLB Act; (4) as required by law or national stock exchange rule; or (5) as otherwise permitted under the Agreement.

         17.5     Confidentiality of this Agreement; Protective Arrangements.

                  (a) The parties acknowledge that this Agreement contains confidential information that may be considered proprietary by one or both of the parties, and agree to limit distribution of this Agreement to those individuals with a need to know the contents of this Agreement. In no event may this Agreement be reproduced or copies shown to any third parties (exclusive of contractors, subcontractors and agents who have a need for it) without the prior written consent of the other party, except as may be necessary by reason of legal, accounting, tax or regulatory requirements, in which event Client and Fidelity shall exercise reasonable diligence in limiting such disclosure to the minimum necessary under the particular circumstances. Furthermore, the parties will seek commercial confidential status for this Agreement with any regulatory commission with which this Agreement must be filed, to the extent such a designation can be secured.

                  (b) In addition, each party shall give notice to the other parties of any demands to disclose or provide Confidential Information received from the other or any third party under lawful process prior to disclosing or furnishing Confidential Information, and shall cooperate in seeking reasonable protective arrangements requested by the other party.

         17.6 Security Measures. Fidelity has implemented certain security measures designed to safeguard Client's customer information and to satisfy Fidelity's confidentiality obligations set forth above. Upon Client's written request, Fidelity will adhere to security measures in addition to those measures previously implemented by Fidelity. If adherence to such Client-requested security measures will increase Fidelity's costs of operation, Client will reimburse Fidelity for the implementation and/or adherence to such additional security measures requested by Client. Fidelity will disclose to Client any breach in security of its systems following discovery or notification of the breach of "unencrypted customer personal data" that was, or is reasonably believed to have been, acquired by an unauthorized person. Fidelity shall disclose the aforementioned information to Client by the most expedient means possible and without unreasonable delay, unless and to the extent instructed by law enforcement, or similar government agency to do otherwise.

         17.7 Remedies. The parties hereto agree that the remedy at law for the breach of any provision of this Section 17 by the other party may be inadequate and that the non-breaching party shall be entitled to seek injunctive relief without bond, in addition to any rights or remedies that the non-breaching party may have for such breach. The rights and obligations of the parties hereto under this Article 17 shall survive any termination of this Agreement.

18. AUDIT RECORDS. Client shall be responsible for maintaining all necessary audit records required by law or any regulatory authority having jurisdiction over Client.

19. REGULATORY COMPLIANCE. During the Term of this Agreement, the Services will comply with the applicable federal banking data processing output requirements specified by the federal authorities applicable to Client. Client will make Fidelity aware of any applicable local and/or state regulatory requirements that are different from those imposed by federal banking regulatory authorities. Any changes required by such state or local requirements which Fidelity agrees to make shall be paid for by Client, and to the extent possible, Fidelity shall endeavor to obtain consents to share the costs of such charges required by such state and local requirements among the Fidelity clients affected.

20. INSURANCE. A schedule of Fidelity's current insurance coverage has been furnished in Exhibit A. Fidelity shall maintain property insurance coverage at least as comprehensive as set forth in the attached Exhibit A for the Term of the Agreement.

21. AUDITOR'S REVIEW. A certified public accounting firm shall perform an annual review of Fidelity's computer facility. Client agrees that such firm shall have sole authority and responsibility for such review. Fidelity will provide Client with a copy of the report.

22. SECURITY. Client shall implement all necessary security procedures, including but not limited to any security procedures required by Fidelity, with regards to the Services. Client acknowledges that Client is fully responsible for security at its facilities, and that Fidelity has NO control over the security of the terminals located at Client's facilities or those individuals accessing information through those terminals. Client assumes full responsibility for any unauthorized persons utilizing such terminals or for the unauthorized use of any information obtained from them. Client hereby expressly waives any claim against Fidelity arising out of a breach of those terminals.

23. GOVERNMENTAL EXAMINATIONS. If required by a regulatory authority, agency or commission, Client authorizes Fidelity to furnish Data and/or Output thereto at Client's expense. Client hereby authorizes Fidelity to comply with all applicable provisions of any statute, law, regulation or ordinance of any governmental authority having jurisdiction, including but not limited to any laws pertaining to governmental regulation and examination of services.

24. SUBCONTRACTING. Client agrees that Fidelity may, in its sole discretion, subcontract all or any part of its obligations hereunder to one or more subcontractors, but in no event shall Client be required, without prior written consent, to look to any such subcontractor directly for performance of any such obligation or to make any payment directly to any subcontractor.

25.      GENERAL.

         25.1 Independent Contractor. It is agreed that Fidelity is an independent contractor and that:

                  (a) Client Supervisory Powers. Client has no power to supervise, give directions or otherwise regulate Fidelity's operations or its employees.

                  (b) Employees. Each party shall be solely responsible for payment of compensation to its respective personnel and for any injury to them in the course of their employment. Each party shall assume full responsibility for payment of all federal, state, local and foreign taxes or contributions imposed or required under unemployment insurance, social security and income tax laws with respect to such persons.

                  (c) Relationship. The parties declare and agree that each party is engaged in a business which is independent from that of the other party and each party shall perform its obligations as an independent contractor. Neither party is an agent of the other party and has no authority to represent the other party as to any matters, except as authorized herein.

         25.2 Notices. All notices required by this Agreement shall be in writing; shall be mailed or personally delivered to the other party at the address set forth below, or such other address as subsequently shall be given by either party to the other in writing; and shall be deemed effective upon personal delivery to the other party or three (3) days after mailing if mailed with sufficient postage and properly addressed.

If to Fidelity:                     Fidelity Information Services, Inc.
                                    601 South Lake Destiny Drive
                                    Maitland, Florida 32751
                           Attn.:   President, Integrated Financial Solutions

With a copy to:                     Fidelity Information Services, Inc.
                                    601 Riverside Avenue, 12th Floor
                                    Jacksonville, Florida 32204
                           Attn.:   General Counsel

If to Client:                       American River Bank
                                    1545 River Park Drive Suite #107
                                    Sacramento, CA  95815
                           Attn.:   Chief Information Officer

         25.3 Headings and Construction. The headings used in this Agreement are for convenience only and shall not be used in constructing the provisions hereof.


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

         25.4 Survival of Paragraphs. Termination or expiration of this Agreement will not affect the rights or obligations of the parties that arose prior to, or that are expressly intended by their terms to continue beyond, any such termination or expiration, and such rights or obligations, and the dispute resolution procedures set forth in this Agreement will survive any such termination or expiration.

         25.5 Entire Agreement and Amendments. This Agreement contains the entire agreement of the parties hereto. No other agreement, statement or promise made by any party hereto or by any employee, officer, or agent of any party hereto that is not in writing and signed by the parties is binding. This Agreement may not be amended in any fashion except by written instrument, executed by the parties hereto, specifically providing for the amendment of this Agreement. Notwithstanding the foregoing, Fidelity shall not discontinue any Services hereunder without providing at least 180 days' prior written notice to Client. Such notice will contain a reasonable alternative to the Services being discontinued. If this discontinuation of Services causes the Client any one-time financial impact, Fidelity agrees to reimburse Client for those one-time expenses on an actual costs basis. It will be assumed that the referenced notice will be considered delivered per Section 25.2.

         25.6 Severability. In the event that any one or more of the provisions contained herein shall for any reason be held to be unenforceable in any respect under law, such unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such unenforceable provision or provisions had never been contained herein, provided that the removal of such offending term or provision does not materially alter the burdens or benefits of either of the parties under this Agreement or any Exhibit.

         25.7 Third Party Beneficiaries. The provisions of this Agreement are for the benefit of the parties and not for any other person. Should any third party institute proceedings, this Agreement shall not provide any such person with any remedy, claim, liability, reimbursement, cause of action, or other right. Client agrees that the Services are for the benefit of Client only. Client agrees not to resell or re-market the Services to any third party.

         25.8 Executed in Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same document.

         25.9 Remedies Cumulative. Unless otherwise provided for under this Agreement, all rights of termination or cancellation, or other remedies set forth in this Agreement, are cumulative and are not intended to be exclusive of other remedies to which the injured party may be entitled by law or equity in case of any breach or threatened breach by the other party of any provision of this Agreement. Use of one or more remedies shall not bar the use of any other remedy for the purpose of enforcing any provision of this Agreement.

         25.10 Publicity. The parties shall consult with each other in preparing any news release, public announcement, news media response or other form of release of information concerning this Agreement or the transactions contemplated hereby that is intended to provide such information to the news media or the public (a "Press Release"). Neither party shall issue or cause the publication of any such Press Release without the prior written consent of the other party; except that nothing herein will prohibit either party from issuing or causing publication of any such Press Release to the extent that such action is required by applicable law or the rules of any national stock exchange applicable to such party or its affiliates, in which case the party wishing to make such disclosure will, if practicable under the circumstances, notify the other party of the proposed time of issuance of such Press Release and consult with and allow the other party reasonable time to comment on such Press Release in advance of its issuance.

         25.11 Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns. Client shall not make any assignment hereof without the prior written consent of Fidelity. Nothing in this Agreement is to be construed to limit or restrict the right of Fidelity to effect any assignment of this Agreement by merger, reorganization, sale of corporate assets or other corporate change as long as the Services outlined in this Agreement, continue.

         25.12 Governing Law. The laws of the State of California govern this Agreement. Any action brought as a result, directly or indirectly, of this Agreement in accordance with Section 26.3 (e) shall be brought in a court of competent jurisdiction.


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

26.      DISPUTE RESOLUTION.

         26.1 Dispute Resolution Procedures. In the event a dispute arises between Fidelity and Client with respect to the terms and conditions of this Agreement, or any subject matter governed by this Agreement, such dispute shall be settled as set forth in this Section. If either party exercises its right to initiate the dispute resolution procedures under this Section, then during such procedure any time periods providing for termination of the Agreement or curing any material breach under Section 11 shall be automatically suspended, except with respect to any termination or breach arising out of Client's failure to make timely and complete payments to Fidelity under this Agreement. At such time as the dispute is resolved, interest at a rate equal to the prime rate per annum as published in the Wall Street Journal, or the highest rate permitted by law (as calculated on the basis of the actual days in the applicable calendar year) for the period of dispute shall be paid to the party entitled to receive the disputed monies to compensate for the lapsed time between the date such disputed amount originally was to have been paid (or was paid) through the date monies are paid (or credited) in settlement of the dispute.

         26.2 Claims Procedures. If any party shall have any dispute with respect to the terms and conditions of this Agreement, or any subject matter referred to in or governed by this Agreement, that party shall notify the President, Integrated Financial Solutions, of Fidelity and the President of Client for resolution. Upon receipt by the other party of such written notice, the President, Integrated Financial Solutions, of Fidelity and the President of Client shall negotiate in good faith and each use its reasonable best efforts to resolve such dispute or claim. The location, format, frequency, duration and conclusion of these elevated discussions shall be left to the discretion of the representatives involved. Upon agreement, the representatives may utilize other alternative dispute resolution procedures to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as confidential information developed for purposes of settlement, exempt from discovery and production, which shall not be admissible in any subsequent proceedings between the parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in such subsequent proceeding.

         26.3 Arbitration Procedures. In the event that a claim, controversy or dispute between the parties with respect to the terms and conditions of this Agreement, or any subject matter governed by this Agreement, which is subject to arbitration hereunder and which has not been resolved by use of the claims procedures described in Section 26.2, either party may, within thirty (30) days after the representatives have met to address such claims, controversy or dispute, request mediation and binding arbitration of the issue in accordance with the following procedures:

                  (a) Except as otherwise provided in this Agreement, the parties shall mediate any dispute that arises between them concerning this Agreement or its terms, interpretation or enforcement. Mediation shall be held in Sacramento County before JAMS Arbitration and Mediation Services, with the parties agreeing on the selection of a mediator. The cost of the mediation shall be borne equally by the parties.

                  (b) Only after a party has participated in mediation and is dissatisfied with the outcome may such party demand arbitration as hereinafter set forth. A written notice of claim and demand for arbitration must be given to the other party not more than twenty (20) days after concluding mediation. Response to the demand for arbitration shall be due not later than twenty (20) days after receipt. Arbitration will be conducted pursuant to the California Code of Civil Procedure, Sections 1280 et seq., before JAMS or such other arbitration service on which the parties shall agree. The parties hereby irrevocably agree that any arbitration demanded will be located in Los Angeles, California. The arbitration service shall provide a list of at least five (5) potential arbitrators who are not disqualified by business, financial, family or other relationship with any party. The parties shall alternately strike names from the list until only one arbitrator remains who shall serve as the single neutral arbitrator.

                  (c) The arbitrator may construe or interpret but shall not ignore the terms of this Agreement and shall be bound by California substantive law. The arbitrator does not have any authority to alter, amend, or modify any of the terms of this Agreement, and may not grant any remedy that is either barred by the terms of this Agreement or not available in a court of law.

                  (d) All costs of the arbitration, including but not limited to the arbitrator's fee, any administration fees, and the cost for use of the facilities during the arbitration proceedings, will be borne equally by the parties to the arbitration, unless otherwise assessed against the non-prevailing party by the arbitrator. The prevailing party (or the most prevailing party) shall be entitled to an award of reasonable attorney's fees and related costs. The parties agree that, except as set forth above, the decision of the arbitrator(s) shall be final and binding as to each of them, and that the arbitration award may be enforced in any court having jurisdiction thereof (except as provided above), by the filing of a petition to enforce said award. The parties waive their right to trial by jury and agree that the procedure set forth in this paragraph shall be their sole dispute resolution procedure.

                  (e) Notwithstanding the provisions of this Section 26.3, the parties to this Agreement agree that the only circumstance in which disputes between them will not be subject to the provisions of this Section exists when:
i) a party defaults under the provisions of Section 17.5 of this Agreement; or
ii) a party makes a good faith determination that a breach of the terms of this Agreement by the other party is such that the damages to such party resulting therefrom will be so immediate, so large or severe and so incapable of adequate redress after the fact that a temporary restraining order and/or other immediate injunctive relief is the only adequate remedy for such breach. If a party making such a determination files a pleading with a court seeking such immediate injunctive relief and this pleading is challenged by the other party to this Agreement and the challenging party succeeds in such challenge, the party filing such pleading seeking immediate injunctive relief shall pay all of the costs and attorneys' fees of the party successfully challenging such pleading.

         26.4 Claim Expiration. No claims to be resolved under this Section 26 may be made more than one (1) year after the date by which the fault or failure was or should reasonably have been discovered; failure to make such a claim within the one (1) year period shall forever bar the claim.

         27       FINANCIAL STATEMENTS. As of the Effective Date, Fidelity is a
wholly owned subsidiary of a publicly traded company, Fidelity National Financial ("FNF"). As a publicly traded company, FNF discloses its financial information pursuant to United States securities laws and regulations. That financial information includes the financial statement segment reporting of Fidelity. A copy of FNF's financial information is available at www.FNF.com or through the Securities and Exchange Commission's EDGAR website. If at any time in the future Fidelity's financial segment information is no longer publicly available, Fidelity agrees to provide Client with such information.

THIS AGREEMENT IS EFFECTIVE AS OF THE EFFECTIVE DATE AND HAS BEEN EXECUTED BY THE DULY AUTHORIZED OFFICERS OF THE PARTIES HERETO.

Fidelity Information Services, Inc.                       American River Bank

Signature:    /s/ GARY NORCROSS                            Signature:    /s/ MITCHELL A. DERENZO
              -----------------------------------------                  ------------------------------------------

Date:         April 22, 2005                               Date:         April 22, 2005
              -----------------------------------------                  ------------------------------------------

Print Name:   Gary Norcross                                Print Name:   Mitchell A. Derenzo
              -----------------------------------------                  ------------------------------------------

Title:        President, Integrated Financial Solutions    Title:        Executive VP & Chief Financial Officer
              -----------------------------------------                  ------------------------------------------

                               INSURANCE COVERAGE

                                    EXHIBIT A

------------------------------------------------------------------------------------------------------------------------
        Coverage                        Limit                            Insurance Co.                    Expires
------------------------------------------------------------------------------------------------------------------------
Commercial General        $1mm each occurrence               Hartford Fire Insurance Company                     4/1/06
Liability                 $2mm Annual Aggregate
------------------------------------------------------------------------------------------------------------------------
                          $400mm Direct Damage & Business                                                        4/1/06
                          Interruption
                          $25mm Valuable Papers              Allianz (45%), Axis (20%), ACE (17.5%)
                          $10mm Service Interruption &
Property Insurance        Fine Arts                          Arch (17.5%)
                          $1mm Transit
                          Various Other Sublimits, Incl
                          Flood and Earthquake and $100mm
                          Mechanical Breakdown
------------------------------------------------------------------------------------------------------------------------
EDP Equipment             Included above                     Included above                                      4/1/06
------------------------------------------------------------------------------------------------------------------------
Automobile                $1mm/Occurrence (CSL)              Hartford Fire Insurance Company                     4/1/06
                          $1mm UIM/UM
------------------------------------------------------------------------------------------------------------------------
Umbrella                  $25mm xs Underlying                ACE American Insurance Company                      4/1/06
------------------------------------------------------------------------------------------------------------------------
                          Coverage A - statutory             Hartford Casualty Insurance Company                 4/1/06
Workers'                  Coverage B -
Compensation              $1mm each accident
                          $1mm each employee-disease         (except Monopolistic states)
                          $1mm policy limit - disease
------------------------------------------------------------------------------------------------------------------------
Fidelity (Primary)        $15mm/loss                         AIG (National Union)                              11/18/05
                          $30mm/aggregate
------------------------------------------------------------------------------------------------------------------------
Primary Corp. E&O         $15mm                              AIG (National Union)                              11/18/05
------------------------------------------------------------------------------------------------------------------------

                                DECONVERSION FEES

                                    EXHIBIT B

1.       Preliminary Requirements.

         Nondisclosure agreement to be signed by all parties
         Deconversion questionnaire to be signed by Client

         Both documents are to be completed and returned to Fidelity at least sixty (60) days prior to the date of deconversion.

2.       Charges.

         Extract Tape                                     $   200.00 per tape
         Trial Balances (Hard Copy)                       $   100.00 per application
         Histories (Hard Copy)                            $     0.06 per History Card
         Request of Changes (if less than five days)      $   500.00 per change
         Programming/Consulting                           $   150.00 per hour
         Deconversion Coordination Fee                    $ 7,500.00 flat fee
         Deinstallation of Telecommunications Equipment   $   150.00 per hour + expenses

         There may be additional charges based upon the parameters selected on Client's deconversion questionnaire and cost of terminating Fidelity's services at Client's location(s).

         The fees and charges quoted above are for the physical deconversion and the coordination of such deconversion from the Fidelity system.

                            ITEM PROCESSING SERVICES

                                    EXHIBIT C

Fidelity shall provide the Item Processing Services described in this Exhibit. All of the Services described in this Exhibit will be performed pursuant to Client's reasonable specifications, subject to the capabilities of Fidelity's hardware and software utilized to deliver the Services. All times indicated in this Exhibit refer to the time zone in which the Service Center is located.

1. DEFINITIONS. The following definitions apply to the Services described in this Exhibit and are provided as a supplement to definitions included in the
Agreement:

         1.1 "Account" means a demand deposit, negotiable order of withdrawal, other checking type of account, money market deposit account, or other savings type account offered by Client to its end-customer(s).

         1.2 "Branch Image Capture" or "BIC" is the capture of Item Images at any location other than the Service Center.

         1.3      "BIC Product" is the BIC Services described in this Exhibit.

         1.4 "Business Day" is each weekday, Monday through Friday, which is not a holiday of the Federal Reserve Bank for the Federal Reserve District in which Client's principal office is located.

         1.5 "Consumer" is the Client's account holder that will be using the Positive Pay Product.

         1.6 "Conversion Services" will mean a mutually agreeable schedule that Fidelity will provide services and instructions reasonably required for Client to convert to and use the Services.

         1.7 "Crippled Statement" will mean an end-customer statement whose number of Items to be enclosed is greater than or less than the enclosure count for that statement or as the result of missing Images.

         1.8 "Client's Data Processing Services Provider" is the customer itself or vendor appointed by Client to perform Client's core data processing services.

         1.9 "Exception Item" will mean an Item, the automated processing of which is interrupted because of a condition defined by Client, such definitions which may be changed from time to time.

         1.10 "Exception Item File" will mean the file of Exception Items that Client's Data Processing Services Provider or Client's end customer creates and transmits to Fidelity.

         1.11     "Fidelity Business Hours" are each Business Day from 07:00 to
18:00.

         1.12 "Fidelity Image Archive" will mean the electronic storage of the bitonal front and back item images at a Fidelity designated facility.

         1.13 "Fraud Filter Service" is the Fidelity fraud filter application described in this Exhibit.

         1.14 "Internet Banking Access to Check Images" is the Fidelity home banking archive interface described in this Exhibit.

         1.15 "Inclearing Item" will mean a Client Item that Fidelity receives from the Federal Reserve Bank or other financial institution with an incoming cash letter for the purpose of performing Services.

         1.16 "Item Image" is a digitized black and white image of the front and back of each Item.

         1.17 "Item" is a document or other segment of media on which is recorded information evidencing a withdrawal from or draft against (i) a demand deposit, negotiable order of withdrawal, or other checking account offered by Client to its customers, or (ii) an internal Client general ledger account, deposit ticket, loan coupon or cash ticket.

         1.18 "Item Posting File" will mean a file that Fidelity creates from captured Items for transmission to Client's Data Processing Services Provider.

         1.19 "Item Processing Services" are the Services Fidelity will provide to Client, and Client will purchase from Fidelity, for their total requirements for Item Processing Services.

         1.20 "MICR" is the magnetic ink character recognition information that is encoded on Items for processing.

         1.21 "MICR Rejects" will mean Items captured during prime pass that are rejected due to the inability to properly interpret the MICR encoding. The inability to interpret the MICR encoding may be caused by a variety of reasons, including but not limited to: (a) poor MICR encoding; (b) missing MICR encoding;
(c) physical document damage. Fidelity will electronically repair and may physically repair the MICR Rejects.

         1.22 "Microfilm Replacement" is the capture of Item Images at any Client location as a means to replace microfilm.

         1.23 "Microfilm Replacement Product" is the application described in this Exhibit.

         1.24 "On-Us Item" will mean an Item that is drawn on the Client or Client's end-customer.

         1.25 "Original Item Retrieval" will mean occasionally removing Items from the check vault upon Client's request.

         1.26 "Over-the-Counter" will mean Items submitted by Client branch offices, departments, or Client's end-customers for the purpose of performing Item Processing Services.

         1.27 "Pay-no-Pay Item Decision Process" is the Client act of marking an Item to be returned or paid using the Fraud Filter, Positive Pay and Signature Verification Products.

         1.28 "Positive Pay Product" is the Fidelity positive pay application described in this Exhibit.

         1.29     "Posting Reversals" will mean the monetary reversal of posted
Items.

         1.30 "Pre-encoded Item" will mean an Item received by Fidelity that has required MICR line fields encoded, which Fidelity will capture.

         1.31 "Prime Pass Item Volume" is defined as the total number of Inclearing and Over-the-Counter or Proof and Transit Items.

         1.32 "Return Item" will mean an Item that Client instructs Fidelity to return. Client will provide Fidelity with a reason for the return of Return Items.

         1.33 "Serial Fine Sort" will mean the sorting of check Items into account, amount, and or check number order.

         1.34 "Service" or "Services" are all of the services to be provided by Fidelity under this Exhibit, which include Item Processing Services and Conversion Services.

         1.35 "Service Center" is the space at one or more locations where Fidelity performs Item Processing Services.

         1.36 "Signature Verification" is the act of verifying a written signature on an Item as that of an authorized signatory.

         1.37 "Signature Verification Services" is the Fidelity signature verification application described in this Exhibit.

         1.38 "Special Programming" will mean the provision of programming resources to support Client's request for new or modified products or services.

         1.39 "Statement Cycle Date" will mean the ending cycle date printed on end-customer's Account statement.

         1.40 "Statement/Notice Rendering" will mean the insertion of an end-customer statement/notice and required Items and inserts into an envelope, sealing the envelope in preparation for mailing to the end-customer. Fidelity may apply postage, which will be recovered by the Client.

         1.41 "System" or "Systems" are (i) computer programs, including without limitation software, firmware, application programs, operating systems, files, and utilities; (ii) supporting documentation for such computer programs, including without limitation input and output formats, program listings, narrative descriptions, operating instructions and procedures, user and training documentation, special forms, and source code; and (iii) the tangible media upon which such programs are recorded, including without limitation chips, tapes, disks, diskettes, and any other storage media.

         1.42 "Transit Item" is an encoded or Unencoded Item drawn on another financial institution that Fidelity will capture for the purpose of creating an outgoing cash letter.

         1.43 "Unencoded Item" will mean a document received by Fidelity where the dollar amount or any other required data field is not encoded.


2. ITEM PROCESSING SERVICES. Fidelity will provide the following Services to Client:

         2.1      Back Office Services.

                  (a) Proof of Deposit (POD) - Balancing/ Power Encoding. Fidelity will receive unencoded and pre-encoded Items processed at Client's and Client's end-customer locations in accordance with mutually agreed upon delivery time. All Unencoded Items delivered to Fidelity by the required delivery deadline will be processed to meet Client's outgoing correspondent cash letter deadline; provided, however, that Fidelity will have at least three (3) hours to process the work. Fidelity will use best reasonable efforts to handle Client's work received after the required deadline. Fidelity will encode the dollar amount on transit Items.

                  (b) Item Capture - POD. Fidelity will digitize and capture the black and white images of the front and back of each Pre-encoded Item and each Over-the-Counter Item and assign a batch and sequence number to each Item. Fidelity will electronically pass all captured Unencoded Items through amount recognition software for the purpose of interpreting the courtesy amount and/or legal amount. The dollar amount information record from the MICR line will be completed either automatically or manually for an unsuccessful read.

                  Fidelity will process Items through a transport that automatically encodes MICR data onto selected Items without an operator keying each Item. Fidelity will complete the transmission of an Item Posting File containing all Over-the-Counter Items to Client's Data Processing Services Provider by the timeframe documented in Section 11, Processing Times.

                  (c) Item Capture - Inclearings. Fidelity will receive Client's Inclearing cash letter from the Federal Reserve Bank or other financial institution and balance the Items to the cash letter amount. Fidelity will digitize and capture black and white images of the front and back of each Item and assign a sequential trace number, which becomes a part of the Inclearing transaction. Items rejected from the capture will be corrected and re-entered.

                  The daily incoming cash letter will be reconciled to the dollar amount charged by the Federal Reserve Bank or other financial institution. All cash letter differences, missing items, extra items, etc., will be reconciled and the proper balancing reports and/or entries will be prepared. All errors detected during the incoming cash letter process are to be adjusted the same Business Day by the timeframe detailed on Section 11, Processing Times. Fidelity will provide Client with copies of all adjusting entries that are prepared and the supporting documentation substantiating the adjustment.

                  Fidelity will complete the transmission of an Item Posting File containing all Inclearing Items to Client's Data Processing Services Provider no later than timeframe detailed on Section 11, Processing Times.

                  (d) Image Item Capture Manual Repair. Upon Client's request, Fidelity will manually repair the MICR line of transit Items which were unreadable by high speed processing equipment for the purposes of including such Items in a high speed cash letter.

                  (e) Image Storage. All captured Images will be stored in the Fidelity Image Archive. Fidelity agrees to provide Client with on-line access to Item Images for a period not to exceed three (3) months after the Item Images have been created. Images will be captured and stored in the Fidelity archive and will be available seven (7) days per week, except for time periods designated by Fidelity for performance of system maintenance, repair, and component upgrade or replacement.

                  Fidelity will grant the ability for Client to use the applicable computer software to retrieve Item Images by utilizing Client's LAN equipment and telecommunications circuitry to access the Item Image archive located at the Fidelity Service Center. Fidelity will authorize access to Item Images for (25) user workstations and allow the Client permission to define user administration.

                  (f) Image Capture Reject/Reentry. For Items not interpreted using amount recognition software, Fidelity will manually complete the electronic dollar amount information record from the MICR line. The higher the successful read rate from the recognition software, the lower the pricing tier.

                  (g) Balancing Adjustment. Any deposit adjustment of $1.00 or less (said dollar amount may reasonably be adjusted over time, based on Client requirements) will be charged to a Client specified sundry general ledger account, using a system generated entry. All errors detected during the Over-the-Counter process are to be adjusted the same day. Original copies of adjustments will be processed with the proof transactions; and the offsetting side of the adjustment entry will be sent to the Client for processing.

                  Any deposit adjustment of more than $1.00 (said dollar amount may reasonably be adjusted over time, based on then current industry standard practices) will be charged to Client's end-customer or Client's designated general ledger account using forms. All errors detected during the Over-the-Counter process are to be adjusted the same day. Original copies of adjustments will be processed with the proof transactions; and the offsetting side of the adjustment entry will be sent to the Client for processing.

                  Fidelity will prepare proof corrections to Client's end-customer on forms for reasons including but not limited to:
                           (i)      Error(s) found in addition or subtraction
                           (ii)     Check Item was listed for the wrong amount
                           (iii)    Check Item listed was not enclosed
                           (iv)     Check Item enclosed, not listed
                           (v)      Cash not included in deposit total
                           (vi)     Collections not included in deposit
                           (vii)    Non-Negotiable Item in deposit
                           (viii)   Items drawn on foreign institutions

                  Fidelity will prepare proof corrections to Client's designated general ledger account on forms for reasons including but not limited to:
                           (ix)     Cash ticket missing
                           (x)      Cash ticket for wrong amount
                           (xi)     Wrong cash ticket used
                           (xii)    Currency included in work
                           (xiii)   Cashed check Item missing
                           (xiv)    Cashed check Item enclosed was not listed
                           (xv)     Cashed check Item for wrong amount
                           (xvi)    Other miscellaneous correction
                           (xvii)   Items drawn on foreign institutions

                  (h) Fine Sort. At Statement cycle time, the Items scheduled for return to Client's end-customer will be fine sorted into statement order, which is generally Account number within one or more levels of groups, in preparation for statement rendition. Rejects from the fine sort process will be filed manually.

                  On a daily basis, at Client's request, Fidelity may fine sort internal Client documents. Daily fine-sorted Items will be available for pickup by Client or Client's courier by the timeframe documented in Section 11, Processing Times.

                  (i) Warehousing and Destruction. Fidelity will store by cycle and date Items returned in Client's end-customer statement. For Items not returned in Client's end-customer statements. Fidelity will store for one (1) calendar month and then turn over items to a destruction agent.

                  (j) Exception Item Pull. According to the documented timeframe in Section 11, Processing Times, the transmission of Client's complete Account Exception Item File from Client's Data Processing Services Provider to Fidelity will be completed. Fidelity will make Exception Items available for Client review and available for pickup by Client or Client's courier by the timeframe documented in Section 11, Processing Times; provided, however, that Fidelity will have at least four (4) hours to process the Exception Items file from Client's Data Processing Service Provider.

                  (k) Return Items - Outgoing. Items designated by the Client as Return Items will be returned by Fidelity to the Federal Reserve Bank the same Business Day; provided Client has met the applicable Fidelity Return Item deadline. Items to be returned by Fidelity will be marked in accordance with Federal Reserve regulations.

                  After Client has reviewed its Exception Item reports and made the necessary pay/no-pay decisions, Client's Data Processing Services Provider will complete transmission of a file in a format mutually agreed to by the parties containing all Return Item requests with reason for return by the timeframe in Section 11, Processing Times, for Items captured the previous Business Day. Fidelity will out sort, balance to Client provided control total and properly stamp each Item to be returned with the Client's designated reason, and prepare the Return Item cash letter to be picked up by the Client or Client's courier for delivery to the Federal Reserve Bank the timeframe detailed on Section 11, Processing Times. Such Items to be returned will be contained in a file transmitted by Client's Data Processing Service Provider. One cash letter copy is to be retained by Fidelity and one copy will be forwarded to Client.

                  Fidelity will qualify each Return Item in accordance with Regulation "J" specifications; provided that the applicable Return Item deadline has been met by Client.

                  (l) Large Item Returns. Fidelity will, as designated by the Client, begin to notify the financial institution of first deposit of all dishonored checks for $2,500.00 or more, or other amount to remain in compliance with Regulation CC and J and any other applicable Federal laws and regulations. By the timeframe detailed in Section 11, Processing Times, Fidelity will have completed transmission of large Item notifications for those Items requiring them that were presented the previous Business Day. Fidelity will make a report of all large Item notices processed on the previous Business Day available for pickup by Client or Client's courier by the timeframe detailed in Section 11, Processing Times of the Business Day following dispatch of the Return Item cash letter and transmission of the large Item notification. Fidelity requires a ten
(10) Business Day written notification to commence this service. Client must notify EARNS and establish a contract for this service. Any fees from EARNS or Fedline will be directly billed to the Client.

                  (m) Image CD Production. For end-customers who receive an Image statement, if purchased Fidelity will retrieve check Images from the Fidelity-controlled online archive; merging those check Images with the corresponding periodic statement text; and write that data to a CD for delivery to and use by the end-customer. The Client must purchase from Fidelity, software that will enable their customers to retrieve their Item Images from a CD. The software can be licensed for the Client's customers for a one-time fee of $400.00 per copy.

                  (n) Image DVD Production. Fidelity will create two (2) sets of DVD's, an original and a duplicate, for Client's record retention. Client acknowledges that the DVD's delivered by Fidelity to Client for record retention are Client's source of archived data for regulatory compliance and future conversion purposes and should be retained by Client for these and all other purposes. In the event Client requests Fidelity to provide DVD's of Item Images previously provided to Client on DVD, Fidelity will provide such Item Images to Client, if available to Fidelity, and Client agrees to pay Fidelity for such services at Fidelity's then-current hourly rate.

                  (o) CD or DVD Viewing Software. Client will purchase from Fidelity, one (1) version of the software that will enable a Client's workstation to retrieve their Item Images from a CD or DVD.

                  (p) Statement Printing. Fidelity will receive a statement print text file(s) and a statement reconciliation file(s) in a format mutually agreed to from Client's Data Processing Service Provider according to the timeline detailed in Section 11, Processing Times. If necessary, the file should contain the following segregation categories: (a) Image statements, (b) with Item enclosures less than fifty (50), (c) with Item enclosures fifty (50) or greater; (d) zero Item enclosure; and (e) special request statements. Fidelity will print statement text and Item Images for Image statements in simplex or duplex mode, as is mutually agreed to by Client and Fidelity, in preparation for statement rendering. The print quality will be consistent with that required by automated ZIP code sorting equipment and acceptable to Client, Fidelity and the United States Postal Service.

                  (q) Rendering. Fidelity will use an insertion machine to read the intelligent insertion marks or bar code imprinted on the statement/notice, fold the correct number of pages, insert the statement/notice and inserts into a Client provided standard window envelope that is of a quality consistent with that required by automated Statement/Notice Rendering equipment and acceptable to Client and Fidelity and seal the envelope and place a generic postage indicia before mailing. Fidelity will invoice Client for, and Client will pay all of such postage expenses invoiced by Fidelity.

                  (r) Traditional Statement Printing and Rendering with Enclosures. Fidelity will manually render traditional statements and will count all Items and match this count against the number of enclosures indicated on the statement. If the count matches, Fidelity will insert the statement, Items and any inserts into a Client provided envelope that is acceptable to Client and Fidelity and seal the envelope. Fidelity will invoice Client for, and Client will pay all of such postage expenses invoiced by Fidelity.

                  Fidelity will review fine sort reject Items and where possible resolve Item count discrepancies prior to categorizing a statement as a Crippled Statement. If any Item count discrepancy cannot be resolved, Fidelity will follow Client's written instructions for statement handling; such instructions to be mutually agreed to in advance for statement handling. Fidelity will process as exceptions any statements that are not to be mailed to the end-customer via pre-sort first class mail. These exception statements will be identified by unique intelligent insertion marks or bar code, which will be mutually agreed upon by Fidelity and Client. From information printed on the statement or provided separately by Client, Fidelity will forward the statement to the appropriate location as designated.

                  Fidelity will process all statements that are deemed crippled and forward to the appropriate location as designated. These could be made available for pickup by Client or Client's courier according to the timeline detailed in Section 11, Processing Times, following determination of the Crippled Statement condition.

                  (s) First Statement Insert. Fidelity will insert one (1) statement/notice inserts into a Client provided standard window envelope. The statement inserts will be of a size, format and quality that is consistent with that required by automated Statement Rendering equipment and acceptable to Fidelity. The proposed statement/notice inserts will be submitted to Fidelity at least ten (10) Business Days in advance of the Statement Cycle Date.

                  (t) Additional Statement Inserts. Fidelity will insert up to two (2) additional statement/notice inserts into a Client provided standard window envelope. The statement inserts will be of a size, format and quality that is consistent with that required by automated Statement Rendering equipment and acceptable to Fidelity. The proposed statement/notice inserts will be submitted to Fidelity at least ten (10) Business Days in advance of the Statement Cycle Date.

                  (u) Faxes and Photocopies. At Client's request, Fidelity will provide a facsimile or photocopy of an Item.

                  (v) Research. At Client's request, Fidelity will provide Client with assistance to resolve out-of-balance conditions in particular, inbound or outbound check processing operations.

                  (w) Additional Cash Letters. Outgoing cash letters will be prepared in accordance with Client's cash letter requirements. Items for cash letter endpoints greater than one (1) will be charged an additional $200.00 per month, then all other endpoints greater than two (2) will be charged $125.00 per month. One cash letter endpoint is included at no cost.

                  (x) External File Transmissions. Fidelity will transmit and receive all files mentioned above in this schedule that pertain to Image Item Processing and documented in Section 11, Processing Times. The fee for this service is WAIVED if Fidelity is Client's Data Processing Service Provider.

         2.2      Other Services.

                  (a) Item Posting File Transmission Contingency. In the event that Fidelity is unable to successfully transmit any Item Posting File to Client, Fidelity will burn a CD-ROM or DVD containing the data and make it available for pickup by Client or Client's courier, or, arrange for courier delivery to Client's Data Processing Services Provider.

                  (b) Image Processing System Reports. Fidelity will provide standard reports - All Items Listing, Cash Letter Detail, Cash Letter Summary, Change Log, and the Item Balancing Sheet - in a mutually acceptable format each Business Day and make the file available for pickup by Client using a TCP/IP transfer utility or physically available by the timeframe documented in
Section 11, Processing Times.

         2.3      Miscellaneous.

                  (a) Programming Support. Fidelity will provide Special Programming at Client's request for new or modified products or services at the current programming hourly rate.

                  (b) On-site Consulting. Fidelity will provide item processing consulting services at Client's request for new or modified products or services at the current hourly rate.

                  (c) Courier Services. Client will be responsible for the selection, expense and overall management of the couriers that are used for the transportation of all Items, records, and other data between Client offices and the Service Center, the Inclearing Items from the Federal Reserve Bank to the Service Center, and for the transportation of Transit Items to the Federal Reserve Bank or other upstream correspondent banks. The parties agree that such courier service may be either an existing courier service shared by other Fidelity customers or, if Client in its sole discretion determines that it is not feasible or desirable to utilize such existing courier service, such other courier service as is designated by Client.

                  (d) Change of Core Provider. Client will provide Fidelity with at least 180 days advance written notice of its intent to change Client's Data Processing Services Provider. If Client elects to change its Data

Processing Services Provider, Client will pay to Fidelity the certification and related charges necessary for Fidelity to determine how the image item capture services provided under this Exhibit may continue to be provided following such change.

3.       INTERNET BANKING ACCESS TO CHECK IMAGES.

         3.1 Statement of Services. This Internet Banking Access to Check Images Product is designed and usage is intended to enable the access, retrieval, and transfer of a single Item Image from the Fidelity Image Archive to the Client's home banking application utilized by account holders of Client for presentation of a single Item Image per each account holder's request. Use of the Home Banking Archive Interface Product for all other purposes is expressly prohibited without the written approval of Fidelity. This Exhibit authorizes use of the Home Banking Archive Interface Product to interface with the following home banking application (check one box only):

    [ ]  Fidelity eBanking - Home Banking
    [ ]  Fidelity eBanking - Business Banking
    [ ]  Digital Insight Home Banking
    [ ]  Digital Insight Business Banking
    [ ]  Fundtech
    [X]  Q-Up
    [ ]  OSI
    [ ]  PremiereCom and/or PremiereCorp
    [ ]  S1
    [ ]  FundsXpress
    [ ]  Online Resources

                  Fidelity or its designees will perform all modifications or customizations to the Home Banking Archive Interface Product requested by Client under an approved written professional services agreement between the parties.

         3.2 Payment for Services. In consideration for the provision set forth above, Client will pay Fidelity the amounts set forth in Attachment 1 attached hereto after the Implementation Date of the Home Banking Archive Interface Product. Monthly fees are for management and operation of the Home Banking Archive Interface Product as defined and exclude all other charges, specifically necessary telecommunication connectivity requirements.

         3.3 Client Responsibilities. Client will (i) provide all telecommunications components necessary for connectivity between the Home Banking Archive Interface Product and Client's home banking application; (ii) provide Fidelity specifications necessary for the implementation and testing of the Home Banking Archive Interface Product; (iii) grant Fidelity access to data generated by the Home Banking Archive Interface Product for support purposes;
(iv) contract with Fidelity for Fidelity Image Archive services; and (v) perform all commercially reasonable user authentication, data encryption, "firewall protection", and security management related to connecting and using the Home Banking Archive Interface Product and accessing the Fidelity Image Archive that is accordance with: (a) generally accepted industry standards, (b) industry regulatory requirements, and (c) Fidelity published network connectivity standards.

         3.4 Performance Standards. The Home Banking Archive Interface Product will be available seven days per week except for time periods designated by Fidelity to perform system maintenance, repair, and component upgrades or replacement. Images captured by Fidelity will be available to the Home Banking Archive Interface Product by 08:00 a.m. local time the following Business Day. Images will remain available to the Home Banking Archive Interface Product for a period not to exceed ninety (90) days.

                  Fidelity's failure to achieve this performance standard will not be conclusive evidence of a material breach by Fidelity of its obligations under this Exhibit. Client may, however, if the facts and circumstances of such failure so warrant, declare a material breach of this Exhibit.

         3.5 Home Banking Archive Interface Product Warranty. CLIENT'S SOLE WARRANTY WITH RESPECT TO COMPUTER HARDWARE AND SOFTWARE SUPPLIED BY THIRD PARTIES AND USED BY FIDELITY IN PROVIDING THE SERVICE UNDER THIS EXHIBIT, IS THE

WARRANTY PROVIDED BY SUCH THIRD PARTY AS IT MAY BE AVAILABLE TO CLIENT. FIDELITY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY WHATSOEVER ABOUT THE PERFORMANCE OR LEGAL OR REGULATORY COMPLIANCE, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY COMPUTER HARDWARE AND SOFTWARE SUPPLIED BY THIRD PARTIES. Client acknowledges that Fidelity has no duty or responsibility to modify any such third-party product, except to the extent that the vendor thereof has such a duty or responsibility to modify such product pursuant to the applicable license agreement between Fidelity and such vendor.

4.       FRAUD FILTER SERVICES.

         Not applicable at this time.

5.       SIGNATURE VERIFICATION.

         5.1 Statement of Services. Fidelity will provide to Client access to and use of the Signature Verification Product including: (i) the one-time automated conversion of signatures; (ii) seat licenses for online access to the Signature Verification Product; (iii) rights to acquire additional seat licenses at current Fidelity price; (iv) process Client's data utilizing the Signature Verification Product and report Signature Verification Product processing results; (v) one day of training and one copy of user documentation to enable Client to utilize the Signature Verification Product; and (vi) Signature Verification Product support during Fidelity Business Hours.

         5.2 Payment for Services. In consideration for the provision set forth above, Client will pay Fidelity the amounts set forth in Attachment 1 attached hereto after the Implementation Date of the Signature Verification Product.

         5.3 Client Responsibilities. Client will (i) provide resources necessary for the installation of certain Signature Verification Product components at Client's premise including, but not limited to, recommended hardware, software, and telecommunications; (ii) provide specifications necessary for the implementation and testing of the Signature Verification Product; (iii) grant Fidelity access to data generated by the Signature Verification Product for support purposes; (iv) provide adequate resources to maintain integrity of the database information, any significant re-installs or conversions required by misuse or neglect by Client will be at the then current hourly rates of Fidelity or its designees; (v) enter account information and other data as required to operate the Signature Verification Product; (vi) perform Pay-no-Pay Item Decision Process by a mutually agreed upon time; (vii) install all Fidelity provided Signature Verification Product enhancements and corrections in the manner instructed by Fidelity; and (viii) restrict usage of the Signature Verification Product to its stated purpose.

                  Without Fidelity's prior written consent, Client will not (i) sell, assign, rent, lease, transfer, or disclose to any third party the Signature Verification Product; (ii) use the service for the commercial benefit of any third party; or (iii) copy, reproduce, reverse engineer, decompile, disassemble or separate component parts of the software that is made available to Client pursuant to this Exhibit. Client may transfer its use of the software that is made available to Client pursuant to this Exhibit to a backup or replacement system on a temporary or permanent basis provided Client gives prior written notice to Fidelity and discontinues use of such software on the original equipment.

         5.4 Performance Standards. Fidelity will run the update cycle for the Signature Verification Product each regular processing day. Updated result files will be ready for Client's review by 08:00 a.m. local time each Business Day.

                  Fidelity's failure to achieve this performance standard will not be conclusive evidence of a material breach by Fidelity of its obligations under this Exhibit. Client may, however, if the facts and circumstances of such failure so warrant, declare a material breach of this Exhibit.

         5.5 Signature Verification Product Warranty. Client acknowledges that Fidelity does not employ experts in detecting fraud and that use of the Signature Verification Product will not eliminate the risk or exposure to fraud that is inherent in Client's business. Client agrees to accept full responsibility for the payment of all instruments, whether or not the instrument passed the scrutiny of the Signature Verification Product and Client will indemnify, defend and hold harmless Fidelity against any claim made by any person that is based on Fidelity's providing access to and use of the Signature Verification Product.

                  WITH RESPECT TO COMPUTER HARDWARE AND SOFTWARE SUPPLIED BY THIRD PARTIES AND USED BY FIDELITY IN PROVIDING THE SERVICE UNDER THIS EXHIBIT, FIDELITY DOES NOT MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER ABOUT THEIR PERFORMANCE OR LEGAL OR REGULATORY COMPLIANCE, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Client acknowledges that Fidelity has no duty or responsibility to modify any such third-party product, except to the extent that the vendor thereof has such a duty or responsibility to modify such product pursuant to the applicable license agreement between Fidelity and such vendor.

6.       POSITIVE PAY.

         6.1 Statement of Services. Fidelity will provide: (i) Consumer access to and use of the Positive Pay Product via the Internet; (ii) process Consumer's data utilizing the Positive Pay Product and report the Positive Pay Product processing results back to the Client and Consumer; (iii) one day of training and one copy of user documentation to enable Client to employ the Positive Pay Product; and (iv) Positive Pay Product support during Fidelity Business Hours.

         6.2 Payment for Services. In consideration for the provision by Fidelity of the Additional Services set forth above, Client will pay Fidelity the amounts set forth in Attachment 1 attached hereto after the Implementation Date of the Positive Pay Product.

         6.3 Client Responsibilities. Client will (i) grant Fidelity access to data generated by the Positive Pay Product for support purposes; (ii) provide account information and other data as required to activate the Positive Pay Product; (iii) ensure the Consumer transmits an issue file in the proper format and performs the Pay-no-Pay Item Decision Process by a mutually agreed upon time; (iv) authorize Fidelity to return and qualify no-pay items contained in the Pay-no-Pay Decision Process; (v) agree that if no Pay-no-Pay Item Decisions are transmitted, Fidelity will use `pay all' or `pay none' as a default settings; and (vi) provide first line of support for Consumers using the Positive Pay Product.

                  Without Fidelity's prior written consent, Client will not (i) sell, assign, rent, lease, transfer, or disclose to any third party the Positive Pay Product; (ii) use the service for the commercial benefit of any third party; or (iii) copy, reproduce, reverse engineer, decompile, disassemble or separate component parts of the software that is made available to Client pursuant to this Exhibit.

         6.4 Performance Standards. Fidelity will utilize each Consumer issue file during the prime pass capture process and then transmit the results to the Positive Pay Product for Consumer review and processing. Files will be electronically distributed to Client's Consumers by 08:00 a.m. local time each Business Day. Consumers must complete the Pay-no-Pay Item Decision Process by 12:00 local time each Business Day.

                  Fidelity's failure to achieve this performance standard will not be conclusive evidence of a material breach by Fidelity of its obligations under this Exhibit. Client may, however, if the facts and circumstances of such failure so warrant, declare a material breach of this Exhibit.

         6.5 Positive Pay Product Warranty. Client acknowledges that Fidelity does not employ experts in detecting fraud and that use of the Positive Pay Product will not eliminate the risk or exposure to fraud that is inherent in Client's business. Client agrees to accept full responsibility for the payment of all instruments, whether or not the instrument passed the scrutiny of the Positive Pay Product and Client will indemnify, defend and hold harmless Fidelity against any claim made by any person that is based on Fidelity's providing access to and use of the Positive Pay Product.

                  WITH RESPECT TO COMPUTER HARDWARE AND SOFTWARE SUPPLIED BY THIRD PARTIES AND USED BY FIDELITY IN PROVIDING THE SERVICE UNDER THIS EXHIBIT, FIDELITY DOES NOT MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER ABOUT THEIR PERFORMANCE OR LEGAL OR REGULATORY COMPLIANCE, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Client acknowledges that Fidelity has no duty or responsibility to modify any such third-party product, except to the extent that the vendor thereof has such a duty or responsibility to modify such product pursuant to the applicable license agreement between Fidelity and such vendor.

7.       BIC SERVICES.

         Not applicable at this time.

8.       MICROFILM REPLACEMENT.

         Not applicable at this time.

9.       CLIENT RESPONSIBILITIES. Client will do the following:

         9.1 Deliver to Fidelity all Items, in a condition and form consistent with the generally accepted requirements of a high-speed item processing operation. Client assumes full responsibility for the accuracy, completeness, and authenticity of all Items furnished to Fidelity, and Fidelity will thus be entitled to rely thereon and will have no obligation or responsibility to audit, check, or verify the Items. Without limiting the generality of the foregoing, Client will have sole responsibility for (a) verifying dates, signatures, amounts, authorizations, endorsements, payment notices, collection times, fees and charges imposed by Client on its customers and other similar matters on all Items delivered to Fidelity; (b) placing stop payments and holds on Accounts; and (c) determining the correctness of all magnetic ink inscribed or appearing on Items, regardless of by whom or when inscribed. If any Items submitted to Fidelity are incorrect, or in a condition inconsistent with the generally accepted requirements of a high speed item processing operation, Fidelity may, in its sole discretion, either (i) require Client to resubmit completed and corrected Items, or (ii) correct and complete the Items itself and Client will pay Fidelity the charges for any additional services provided by Fidelity to correct or complete such Items or otherwise prepare such Items for processing.

         9.2 Provide Inclearing, Unencoded and Pre-encoded Items to Fidelity Business Day according to the schedule contained in Section 11, Processing Times.

         9.3 Provide to Fidelity by mutually agreeable means, current information reasonably required by Fidelity concerning the Accounts offered by Client to its end-customers and internal Client general ledger accounts.

         9.4 Ensure that all Items and other documents or media which Fidelity may be required to process under this Exhibit are in a format acceptable to Fidelity and contain, in machine readable form, the data and information required by Fidelity.

         9.5 Ensure appropriate personnel of Client are properly trained to utilize the Item Processing Services.

         9.6 In a manner prescribed by Fidelity, Client will balance non-business Account statement cycles for monthly periodic statements so that approximately the same number of statements are to be prepared on each of the statement cycles (not more than twenty (20) Business Days during the month). The monthly statement print files will be transmitted, in a format acceptable to Fidelity, including intelligent insertion marks or bar coding indicating the number of Items to be enclosed with each statement.

         9.7 Communicate any changes or modifications to the statement cycle, permanent or temporary, to Fidelity at least five (5) Business Days in advance of the Statement Cycle Date.

         9.8 Cooperate with Fidelity in the performance of Item Processing Services and provide to Fidelity such data and information, management decisions, regulatory interpretations and policy guidelines as Fidelity reasonably requires.

         9.9 Provide Fidelity with contact list and escalation procedures to insure that production problems and other issues requiring Client attention are addressed on a timely basis by the appropriate individual(s).

         9.10 Be responsible for the transportation of all Items, records, and other data between Client offices and the Service Center and the related costs.

         9.11 Appoint Fidelity as its agent for purposes of receiving Items from and returning Items to clearing organizations. Client will notify all appropriate third parties of such appointment and pay or reimburse Fidelity for any charges payable to such clearing organizations for, or required as a condition to, so receiving or returning Items.

         9.12 Forward directly to Fidelity any On-Us Items or other Items that are posted by or on behalf of Client without being entered into the clearing process.

         9.13 Networking and communication devices provided by Client must be approved by Fidelity to insure compatibility with the Fidelity System.

         9.14 Provide adequate space for the installation of telephone drop(s) necessary to connect Client's terminals with the telephone lines that communicate with the Fidelity Systems. Fidelity agrees to schedule with the telephone company the technical aspects of said installation of the data communications telephone lines. Charges made by the telephone company for the initial installation and ongoing costs of the data communications telephone lines along with any additional drops or changes to the drop locations in the future will be the responsibility of the Client.

10. SERVICE CHARGES. The fees and charges applicable to the Services are set forth in Attachment 1.

11.      PROCESSING TIMES.

         11.1     Client Delivery Requirements.

         -----------------------------------------------------------------------------------------------------------
         Over-the-Counter Items                          Business Day - Monday through Friday
                                                         50% by 16:00
                                                         100% by 18:00
         -----------------------------------------------------------------------------------------------------------
         Inclearing Items                                Business Day - Monday through Friday
                                                         RCPC by 09:30
                                                         City by 13:30
         -----------------------------------------------------------------------------------------------------------

         11.2     File Transmission Requirements

         -----------------------------------------------------------------------------------------------------------
         Over-the-Counter Transmission by Fidelity       Business Day - Tuesday through Thursday
                                                         24:00
                                                         Business Day - Monday (or day following holiday) 01:00
                                                         Business Day - Friday 02:00
         -----------------------------------------------------------------------------------------------------------
         Inclearing Transmission by Fidelity             Business Day - Monday through Friday
                                                         22:00
         -----------------------------------------------------------------------------------------------------------
         Statement Print Text File Transmission(s)       First Business Day following Statement Cycle Date
         Completed by Client                             04:00
         -----------------------------------------------------------------------------------------------------------
         Statement Reconciliation File Transmission(s)   First Business Day following Statement Cycle Date
         Completed by Client - Image Statement Only      04:00
         -----------------------------------------------------------------------------------------------------------
         Exception Item File Transmission Completed by   Next Calendar Day
         Client                                          02:30
         -----------------------------------------------------------------------------------------------------------


         -----------------------------------------------------------------------------------------------------------
         Return Item File Transmission by Client         Business Day - Monday through Friday
                                                         13:00
         -----------------------------------------------------------------------------------------------------------

         11.3     Image Archive Available by Fidelity.

         -----------------------------------------------------------------------------------------------------------
         Image Archive Available by Fidelity             Next Calendar Day
                                                         07:30
         -----------------------------------------------------------------------------------------------------------

         11.4     Return Items and Large Item Returns by Fidelity.

         -----------------------------------------------------------------------------------------------------------
         Return Item Cash Letter Available for Pick-Up   Business Day - Monday through Friday 23:59
         -----------------------------------------------------------------------------------------------------------
         Large Item Notifications                        Business Day - Monday through Friday 23:59
         -----------------------------------------------------------------------------------------------------------
         Large Item Notification Report Available for    Next Business Day - Monday through Friday 07:30
         Pick-Up
         -----------------------------------------------------------------------------------------------------------

         11.5     Exception Items or Crippled Statements Available for Pickup by Client.

         -----------------------------------------------------------------------------------------------------------
         Exception Items Available for Pickup by         Next Business Day Monday through Friday
         Client                                          07:30
         -----------------------------------------------------------------------------------------------------------

         11.6     Print Available for Pickup by Client.

         -----------------------------------------------------------------------------------------------------------
         Print Available for Pickup by Client            Next Business Day - Monday through Friday
                                                         07:30
         -----------------------------------------------------------------------------------------------------------

12. PERFORMANCE STANDARDS. The parties acknowledge that the following is a list of acceptable time performance standards. In the event any performance is suspected or deemed to be unacceptable, Fidelity shall research the cause, with Client's reasonable assistance, and will take corrective action (where Fidelity is responsible) or recommend corrective action (where Client is responsible) and initiate action for correction as soon as reasonably practicable. Fidelity shall not be held liable for a delay or failure in performance of all or a portion of the performance standards that results from Client's failure to perform its obligations pursuant to this Exhibit, that results from any cause beyond Fidelity's control or that results without Fidelity's fault or negligence.

         Beginning on the first day of the calendar month immediately following the expiration of one hundred and twenty (120) days after the date Client begins using the Item Processing Services in a production environment, Fidelity will perform the Item Processing Services in such a manner so as to meet or exceed the following performance standards. Compliance with the performance standards will be determined on a monthly basis. Client will report incidents of non-compliance to Fidelity and Fidelity will keep accurate records relating to such compliance. A failure by Fidelity to meet a performance standard will be deemed to be an "Occurrence." When reasonably possible, Client must report incidents suspected to be Occurrences to Fidelity within seventy-two (72) hours, or immediately upon becoming aware of the incident after the seventy-two
(72)-hour deadline.

         12.1     Performance Standards.

     (a) Inclearing Capture and Posting File Transmission.

--------------------------------------------------------------------------------
Service Description          As set forth in this Exhibit.
--------------------------------------------------------------------------------
Prerequisites                Inclearing Items are presented in the industry
                             standard format of:
                             - not greater than 250-300 items per batch and
                             - listing for each bundle and
                             - Item order matching listing and
                             - one cash letter summary listing per sending
                               endpoint.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             Inclearings Items are delivered to Fidelity according to the schedule shown in Section 11, Processing Times.

                             The MICR reject rate will not exceed 1%.
--------------------------------------------------------------------------------
Performance Standard         Fidelity will initiate the transmission of the
                             Inclearing Item Posting File to Client's Data
                             Processing Services Provider or Fidelity's core
                             system, as appropriate, according to Section 11,
                             Processing Times, not missing the deadline more
                             than twice (2) of each month's Business Day's
                             processing. Failure to initiate the Inclearings
                             Item Posting File transmission by the applicable
                             deadline is not considered to be a Performance
                             Standard Occurrence unless Client's Data Processing
                             Services Provider or Fidelity's core system is
                             unable to post the Inclearing Item Posting File in
                             a timely manner.
--------------------------------------------------------------------------------
Measurement                  Fidelity daily transmission report.
                             Monthly Inclearing Item volume.
                             Late transmissions reported by Client to Fidelity
                             for review, validation and tracking.
--------------------------------------------------------------------------------

     (b) Over-the-Counter Item Processing and Posting File Transmission.

--------------------------------------------------------------------------------
Service Description          As set forth in this Exhibit.
--------------------------------------------------------------------------------
Prerequisites                Proofs of Deposit Items are presented in a clean
                             and orderly fashion.

                             Pre-encoded Items are presented in the industry standard format of:
                             - not greater than 250-300 items per batch and
                             - listing for each bundle and
                             - Item order matching listing

                             All items oriented in the same direction
                             Single in separate bundles

                             Proof of Deposit and Pre-encoded Items are delivered to Fidelity according to the schedule shown in Section 11, Processing Times.

                             The Pre-encoded Items MICR reject rate will not
                             exceed 1%.
--------------------------------------------------------------------------------
Performance Standard         Fidelity will initiate the transmission of the
                             Over-the-Counter Item Posting File to Client's Data
                             Processing Services Provider or Fidelity's core
                             system, as appropriate, according to Section 11,
                             Processing Times, not missing the deadline more
                             than twice (2) of each month's Business Day's
                             processing. Failure to initiate the
                             Over-the-Counter Item Posting File transmission by
                             the applicable deadline is not considered to be a
                             Performance Standard Occurrence unless Client's
                             Data Processing Services Provider or Fidelity's
                             core system, as appropriate, is unable to post the
                             Over-the-Counter Item Posting File in a timely
                             manner.
--------------------------------------------------------------------------------
Measurement                  Fidelity daily transmission report.
                             Late transmissions reported by Client to Fidelity
                             for review, validation and tracking.
--------------------------------------------------------------------------------

     (c) Statement Rendering.

--------------------------------------------------------------------------------
  Service Description        As set forth in this Exhibit.
--------------------------------------------------------------------------------
  Prerequisites              Delivery of printed statements, image match file
                             and statement fine sort file according to the schedule contained in Section 11, Processing Times.

                             Marketing inserts are available ten (10) Business
                             Days prior to insertion; must be of a size, format
                             and quality acceptable to Fidelity.
--------------------------------------------------------------------------------
  Performance                Standard 95% of non-Crippled DDA Statements that
                             can be machine-rendered will be rendered and bear a
                             postmark date not exceeding two (2) Business Days
                             after the Business Day upon which Fidelity receives
                             the statement file for non-month-end statements and
                             three (3) Business Days for month-end statements,
                             not missing the deadline more than twice (2) of
                             each month's Business Day's processing.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Measurement                Monthly statement volume.
                             Monthly report of statement activity maintained by
                             Fidelity.
--------------------------------------------------------------------------------

      (d) Outgoing Return Item Processing and Large Item Notification.

--------------------------------------------------------------------------------
  Service Description        As set forth in this Exhibit.
--------------------------------------------------------------------------------
  Prerequisites              Complete Return Item data file transmission from
                             Client's Data Processing Services Provider or
                             Fidelity's core system, as appropriate, has been
                             received by the time specified in Section 11,
                             Processing Times.
--------------------------------------------------------------------------------
  Performance Standard       1. On-time release of Return Item cash letter
                             within time frames required by applicable law not
                             missing the deadline more than once (1) of each
                             month's Business Day's processing.
                             2. On-time electronic notification of dishonored
                             Items of $2,500.00 or more within time frames
                             required by law not missing the deadline more than
                             once (1) of each month's Business Day's processing.
--------------------------------------------------------------------------------
  Measurement                Fidelity daily transmission log.
                             Monthly Return Item volume.
                             Monthly large item notification volume.
                             Client maintained log of late Return Items volume.
                             Client maintained log of late large item
                             notifications volume. Late Return Items reported to
                             Fidelity for review, validation and tracking. Late
                             large Item notifications reported to Fidelity for
                             review, validation and tracking.
--------------------------------------------------------------------------------

     (e) Image Item Storage and Archive.

--------------------------------------------------------------------------------
  Service Description        As set forth in this Exhibit.
--------------------------------------------------------------------------------
  Prerequisites              The Inclearing Items MICR reject rate will not
                             exceed 1%.

                             The Pre-encoded Items MICR reject rate will not exceed 1%.

                             Proof of Deposit Items are presented in a clean and orderly fashion.

                             Pre-encoded Items are presented in the industry standard format of:
                             - not greater than 250-300 items per batch and
                             - listing for each bundle and Item order matching
                               listing

                             All items oriented in the same direction

                             Inclearings, Proof of Deposit and Pre-encoded Items
                             are delivered to Fidelity according to the schedule
                             shown in Section 11, Processing Times.
--------------------------------------------------------------------------------
  Performance Standard       Availability each Business Day by the time
                             specified in Section 11, Processing Times of
                             archived image Items not missing the deadline more
                             than twice (2) of each month's Business Day's
                             processing.
--------------------------------------------------------------------------------
  Measurement                Fidelity daily on-line reports.
                             Client reported instances where archived image Item
                             access was late.
--------------------------------------------------------------------------------

         12.2 Certain Exceptions. Notwithstanding anything contrary in this Exhibit, Fidelity will not be responsible for, and may exclude from the calculation of compliance with the Performance Standards, any failure to meet a Performance Standard if, during, and to the extent that such failure is related to or caused by (i) any matter constituting force majeure, (ii) Client's failure to perform its obligations under this Exhibit where such failure was the proximate cause of the failure to meet the Performance Standard, (iii) special production jobs, testing procedures or other services which are given priority at the request of the Client, (iv) any significant increase in processing volumes or business resulting from the acquisition, directly or indirectly, of assets or stock of a financial institution by Client, whether by merger or otherwise, (in each case during a reasonable transition period), (v) significant unforeseen increases in processing volumes or business or any significant change in the nature or scope of Services provided under this Exhibit (in each case during a reasonable transition period), (vi) any significant change in the manner in which Client conducts its business (in each case during a reasonable transition period). Multiple Occurrences on consecutive Business Days for the same Performance Standard which are the result of the same System related cause will be considered a single Occurrence. An incident which results in missing multiple Performance Standards will be considered a single Performance Standard Occurrence which will be categorized (for tracking purposes) based on how Client reports the failure to Fidelity.

         12.3 Performance Standard Credits. For each Occurrence related to a particular service addressed in the above performance standards, Fidelity shall credit Client with an amount equal to one percent (1%) of the fees associated with the affected service. Any such credits shall be reflected on the next regular invoice submitted to Client.

                       SERVICE BUREAU PROCESSING AGREEMENT

                    SCHEDULE OF FEES FOR CONTRACTED SERVICES

                               AMERICAN RIVER BANK
                                                         REVISED: April 22, 2005
                                  ATTACHMENT 1

------------------------------------------------------------------------------------------------------------------------------------
                                Item Processing
------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Monthly Processing Fees
                                                                                 ---------------------------------------------------
                                                                                  1 = Yes        Monthly
                                  Description                                       or            Unit                Monthly
                                                                                  Volume           Fee                  Fee
------------------------------------------------------------------------------------------------------------------------------------
Items
------------------------------------------------------------------------------------------------------------------------------------
Proof of Deposit (POD) - Balancing/ Power Encoding                                 281,925        $0.0100            $2,819.25
------------------------------------------------------------------------------------------------------------------------------------
Item Capture (POD/Inclearings)
------------------------------------------------------------------------------------------------------------------------------------
                              Item Count < 400,000 Items                           400,000        $0.0269           $10,760.00
------------------------------------------------------------------------------------------------------------------------------------
                              Item Count < 600,000 Items                            98,096        $0.0200            $1,961.92
------------------------------------------------------------------------------------------------------------------------------------
                              Item Count < 1,000,000 Items                               -        $0.0169                $0.00
------------------------------------------------------------------------------------------------------------------------------------
                              Item Count < 3,000,000 Items                               -        $0.0113                $0.00
------------------------------------------------------------------------------------------------------------------------------------
                              Item Count > 2,999,999 Items                               -        $0.0097                $0.00
------------------------------------------------------------------------------------------------------------------------------------
Image Item Capture Manual Repair                                                         -        $0.2000                $0.00
------------------------------------------------------------------------------------------------------------------------------------
Item Storage - Number of Items added to On-line Archive (standard 90 days)         498,096        $0.0010              $498.10
------------------------------------------------------------------------------------------------------------------------------------
Item Storage - Number of Items added to On-line Archive (6 month archive)                -        $0.0020                $0.00
------------------------------------------------------------------------------------------------------------------------------------
Item Storage - Number of Items added to On-line Archive (24 month archive)               -        $0.0040                $0.00
------------------------------------------------------------------------------------------------------------------------------------
Item Storage - Number of Items added to On-line Archive (60 month archive)               -        $0.0080                $0.00
------------------------------------------------------------------------------------------------------------------------------------
Item Capture Reject/Re-entry (POD/Inclearings) - < 50% read rate                         -        $0.0500                $0.00
------------------------------------------------------------------------------------------------------------------------------------
Item Capture Reject/Re-entry (POD/Inclearings) - < 65% read rate                         -        $0.0350                $0.00
------------------------------------------------------------------------------------------------------------------------------------
Item Capture Reject/Re-entry (POD/Inclearings) - < 70% read rate                         -        $0.0275                $0.00
------------------------------------------------------------------------------------------------------------------------------------
Item Capture Reject/Re-entry (POD/Inclearings) - > 70% read rate                    87,163        $0.0225            $1,961.16
------------------------------------------------------------------------------------------------------------------------------------
Balancing Adjustment                                                                   404        $1.0000              $404.00
------------------------------------------------------------------------------------------------------------------------------------
Image File - Export (per image)                                                          -        $0.0020                $0.00
------------------------------------------------------------------------------------------------------------------------------------
Image File - Import (per item)                                                           -        $0.0050                $0.00
------------------------------------------------------------------------------------------------------------------------------------
Fine Sort (account number order) - per pass                                         26,010        $0.0130              $338.13
------------------------------------------------------------------------------------------------------------------------------------
Warehousing and Destruction - All on us items passed (Standard 90 days)            243,633        $0.0020              $487.27
------------------------------------------------------------------------------------------------------------------------------------
Returns/Exceptions
------------------------------------------------------------------------------------------------------------------------------------
Exception Item Pull - All On us items passed                                       236,171        $0.0040              $944.68
------------------------------------------------------------------------------------------------------------------------------------
Return Items - Outgoing                                                                739        $1.2500              $923.75
------------------------------------------------------------------------------------------------------------------------------------
Large Item Returns (EARNS)                                                              52        $5.0000              $260.00
------------------------------------------------------------------------------------------------------------------------------------
Exception Item Notices with Image (per notice/per page)                                  -        $0.5000                $0.00
------------------------------------------------------------------------------------------------------------------------------------
Exception Item Notices without Image (per notice/per page)                               -        $0.2500                $0.00
------------------------------------------------------------------------------------------------------------------------------------
Research Media Provided to the Bank or Bank's Clients
------------------------------------------------------------------------------------------------------------------------------------
Image - CD Production (per media)                                                        -       $15.0000                $0.00
------------------------------------------------------------------------------------------------------------------------------------
Image - DVD Production (per media)                                                       6       $75.0000              $450.00
------------------------------------------------------------------------------------------------------------------------------------
CD/DVD Storage in Jukebox                                                                -       $15.0000                $0.00
------------------------------------------------------------------------------------------------------------------------------------
CD/DVD Viewing Software                                                                  1       $24.0000               $24.00
------------------------------------------------------------------------------------------------------------------------------------
Internet Banking Access to Check Images                                                  1      $250.0000              $250.00
------------------------------------------------------------------------------------------------------------------------------------
Printing/Rendering of Documents
------------------------------------------------------------------------------------------------------------------------------------
Miscellaneous print - Stock Paper per impression                                         -        $0.1000                $0.00
------------------------------------------------------------------------------------------------------------------------------------
Statement Printing - per impression
------------------------------------------------------------------------------------------------------------------------------------
                  0 - 60,000 impressions                                            60,000        $0.0900            $5,400.00
------------------------------------------------------------------------------------------------------------------------------------
        60,001 - 120,000 impressions                                                 9,975        $0.0800              $798.00
------------------------------------------------------------------------------------------------------------------------------------
      Greater than 120,000 impressions                                                   -        $0.0700                $0.00
------------------------------------------------------------------------------------------------------------------------------------
Rendering - per mail piece                                                          15,550        $0.0500              $777.50
------------------------------------------------------------------------------------------------------------------------------------
Traditional Statement Printing and Rendering with Enclosure                            400        $0.7000              $280.00
------------------------------------------------------------------------------------------------------------------------------------
First Statement Insert                                                               9,895        $0.0200              $197.90
------------------------------------------------------------------------------------------------------------------------------------
Additional Statement Inserts (per insert)                                                -        $0.0100                $0.00
------------------------------------------------------------------------------------------------------------------------------------
Fraud Services
------------------------------------------------------------------------------------------------------------------------------------
Signature Verification Services
------------------------------------------------------------------------------------------------------------------------------------
                              Per Prime Pass Item                                  498,096        $0.0045            $2,241.43
------------------------------------------------------------------------------------------------------------------------------------
Positive Pay Services
------------------------------------------------------------------------------------------------------------------------------------
                              Assets < 100 million                                       -           $900                $0.00
------------------------------------------------------------------------------------------------------------------------------------
                              Assets < 300 million                                       -         $1,500                $0.00
------------------------------------------------------------------------------------------------------------------------------------
                              Assets < 600 million                                       1         $2,000            $2,000.00
------------------------------------------------------------------------------------------------------------------------------------
                              Assets < 850 million                                       -         $2,600                $0.00
------------------------------------------------------------------------------------------------------------------------------------
                              Assets < 1,000 million                                     -         $3,200                $0.00
------------------------------------------------------------------------------------------------------------------------------------
                              Assets < 2,400 million                                     -         $4,000                $0.00
------------------------------------------------------------------------------------------------------------------------------------
                              Assets > 2,401 million - priced per million                -          $1.50                $0.00
------------------------------------------------------------------------------------------------------------------------------------


Fidelity /s/ GN (Initials)                                   ATTACHMENT 1-1                                 Client /s/ MD (Initials)
         ------                                          Company Confidential                                      ------

                       SERVICE BUREAU PROCESSING AGREEMENT

                    SCHEDULE OF FEES FOR CONTRACTED SERVICES

                               AMERICAN RIVER BANK
                                                         REVISED: April 22, 2005
                                  ATTACHMENT 1

------------------------------------------------------------------------------------------------------------------------------------
                          Item Processing - continued
------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Monthly Processing Fees
                                                                                 ---------------------------------------------------
                                                                                  1 = Yes        Monthly
                                  Description                                       or            Unit               Monthly
                                                                                  Volume           Fee                 Fee
------------------------------------------------------------------------------------------------------------------------------------
Other Services
------------------------------------------------------------------------------------------------------------------------------------
Faxes and Photocopies                                                                    -        $1.5000              $0.00
------------------------------------------------------------------------------------------------------------------------------------
Research (per hour)                                                                      -       $35.0000              $0.00
------------------------------------------------------------------------------------------------------------------------------------
Additional Cash Letters                                                                  -                             $0.00
------------------------------------------------------------------------------------------------------------------------------------
External File Transmission (per transmission)                                           20       $25.0000            $500.00
------------------------------------------------------------------------------------------------------------------------------------
Interoffie Generated Postage Processing                                                  -        $0.0300              $0.00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
           Total Fidelity Item Processing Offerings                                                               $34,277.08
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
           Total One-Time Testing, License, Setup and Training Fees - (reflects a 100% discount on fees)              Waived
------------------------------------------------------------------------------------------------------------------------------------

Assumptions Regarding Item Processing Services:
1. One Cash Letter Endpoint Included. First Additional is $200 per month, all other endpoints greater than 2, are $125 per additional endpoint.
2. Chargebacks and signature verifications (unless signature verification service is being utilized) are the responsibility of the Client.
3. Fidelity will prepare the Federal Reserve Bank Return Item Cash Letter. Couriers, if applicable, will be the responsibility of the Client.
4. Workstations will be connected via the Client's TCP/IP wide area network to the Fidelity check processing center.
5.  Common Output File format for input is v1.3 and for output is v1.4.
6. Statement text printed on Client provided stock paper. Images printed on three hole punched Fidelity provided paper. Statement inserts will be provided by Client.
7. Statement envelopes provided by Client. Postage costs paid for by Client on a pass through basis. Presort postal rates will apply.
8.  Total disclosed one-time fees include $28,200 for Item Processing Services.
9.  The standard conversion includes the following items:
       -  Inclearings Sort Pattern               -  POD Sort Patterns - up to 2
       -  CAR document definition (no onsite     -  CAR Setup
          consulting)
       -  Power Encode sort patterns             -  Exception File Processing
       -  25 seats of online image access        -  Image Statements - no
       -  Setup of 10 standard image codes          customization
10. Disclosed Item Volumes as of November 2004. Minimum Monthly Item Processing Fee of $23,000.

Assumptions Regarding Fraud Services:
1. A circuit of 128KB with a 64KB PVC is required for fraud filters or signature verification. To run fraud filter and signature verification combined, a total of 384KB circuit is required.
2. Fraud Filter and Signature Verification recommended PC configuration includes a 500 mhz Pentium 4 with 500 MB of RAM, 17" monitor or larger, 2 GB of free space and Windows NT Server Service Pack 6a or higher or Windows 2000 server.
3. For Positive Pay services, Fidelity will be responsible for returns. Fidelity will default decisions to either pay-all or pay-none. Client's customer must finalize return decisions by noon. Fidelity will communicate all return decisions back to the Client before returns are made. Client is responsible for entering return decisions from positive pay into their core application. Client's customer must provide check issue file in approved format.



Fidelity /s/ GN (Initials)                                   ATTACHMENT 1-2                                 Client /s/ MD (Initials)
         ------                                          Company Confidential                                      ------

                       SERVICE BUREAU PROCESSING AGREEMENT

                    SCHEDULE OF FEES FOR CONTRACTED SERVICES

                               AMERICAN RIVER BANK
                                                         REVISED: April 22, 2005
                                  ATTACHMENT 1

--------------------------------------------------------------------------------
                               RECAP OF ALL FEES
--------------------------------------------------------------------------------
                                                        One Time       Monthly
--------------------------------------------------------------------------------
Total Enhancement Fee                                         $0
--------------------------------------------------------------------------------
Total Dedicated Resource(s) - 0 FTE(s)                                      $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Total Fidelity Fees                                         $0       $34,277
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Special Monthly Discount                                               ($3,110)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Total Monthly Fees with Rebates                                      $31,167
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Total All Fees                                              $0       $34,277
--------------------------------------------------------------------------------


Assumptions Regarding Overall Fee Schedule:
1.  All stated fees subject to the CPI adjustments pursuant to the Agreement.
2. All travel and travel related expenses are not included with any of products outlined above. They will be invoiced on a pass-through basis.
3. Pricing subject to change if any assumptions are not valid as stated in this Attachment.
4.  Tax and Shipping Charges are not included as part of this pricing.
5. Telecommunications is an extremely important part of this Attachment. Currently there has not been an estimate for these services. This proposal will be updated with telecommunication costs when estimate is complete.



Fidelity /s/ GN (Initials)                                   ATTACHMENT 1-3                                 Client /s/ MD (Initials)
         ------                                          Company Confidential                                      ------